EXECUTION COPY











                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                             ALOHA AIRGROUP, INC.,

                            HAWAIIAN AIRLINES, INC.,

                        TURNWORKS ACQUISITION III, INC.

                                      and

                                TURNWORKS, INC.

                          Dated as of December 19, 2001

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                               TABLE OF CONTENTS

                                                                            Page


                                   ARTICLE I

              THE MERGERS; DIRECTORS AND OFFICERS OF THE COMPANY

        Section 1.01. The Mergers .............................................4

        Section 1.02. Effective Time of the Mergers; Closing...................4

        Section 1.03. Organizational Documents.................................5

        Section 1.04. Directors and Officers...................................6

                                   ARTICLE II

             CONVERSION OF SECURITIES; ISSUANCE OF NEW SECURITIES;
                      EXCHANGE OF CERTIFICATES; DROP-DOWN

        Section 2.01. Conversion of Securities; Issuance of New Securities ....8

        Section 2.02. Issuance of Special Preferred Stock.....................10

        Section 2.03. Exchange of Certificates ...............................10

        Section 2.04. Stock Transfer Books....................................13

        Section 2.05. Stock Options; Pilots' Shares...........................14

        Section 2.06. Dissenting Shares.......................................15

        Section 2.07. Limitation on Closing and Post-Closing Payments from
                      Assets of A.............................................16

        Section 2.08. Drop-Down...............................................16

        Section 2.09. Employee Fund ..........................................16

        Section 2.10. Issuance of Shares to TW................................16

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF B

        Section 3.01. Organization and Qualification..........................17

        Section 3.02. Articles of Incorporation and Bylaws ...................18

        Section 3.03. Capitalization..........................................18

        Section 3.04. Authority Relative to this Agreement and the Ancillary
                      Agreements .............................................19

        Section 3.05. No Conflict; Required Filings and Consents .............19

        Section 3.06. Permits; Compliance.....................................20

        Section 3.07. SEC Filings; Financial Statements.......................20


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                                  (continued)

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        Section 3.08. Absence of Certain Changes or Events....................21

        Section 3.09. Absence of Litigation...................................21

        Section 3.10. Employee Benefit Plans; Labor Matters ..................22

        Section 3.11. Taxes...................................................24

        Section 3.12. Environmental Matters...................................25

        Section 3.13. Insurance ..............................................25

        Section 3.14. Board Approval..........................................25

        Section 3.15. Vote Required ..........................................26

        Section 3.16. Certain Agreements......................................26

        Section 3.17. Registration Statement and Proxy Statement..............27

        Section 3.18. Intellectual Property...................................27

        Section 3.19. Assets .................................................28

        Section 3.20. Aircraft; Maintenance ..................................28

        Section 3.21. Routes..................................................28

        Section 3.22. Opinion of Financial Advisor ...........................28

        Section 3.23. Brokers; Expenses.......................................28

        Section 3.24. Takeover Statutes.......................................29

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF A

        Section 4.01. Organization and Qualification; Subsidiaries ...........29

        Section 4.02. Articles of Incorporation and Bylaws ...................30

        Section 4.03. Capitalization..........................................30

        Section 4.04. Authority Relative to this Agreement and the Ancillary
                      Agreements .............................................31

        Section 4.05. No Conflict; Required Filings and Consents .............32

        Section 4.06. Permits; Compliance.....................................32

        Section 4.07. Financial Statements ...................................33

        Section 4.08. Absence of Certain Changes or Events....................33

        Section 4.09. Absence of Litigation...................................34

        Section 4.10. Employee Benefit Plans; Labor Matters ..................34


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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page


        Section 4.11. Taxes...................................................36

        Section 4.12. Environmental Matters...................................36

        Section 4.13. Insurance ..............................................37

        Section 4.14. Board Approval..........................................37

        Section 4.15. Vote Required ..........................................37

        Section 4.16. Certain Agreements......................................37

        Section 4.17. Registration Statement and Proxy Statement..............38

        Section 4.18. Intellectual Property...................................38

        Section 4.19. Assets .................................................39

        Section 4.20. Aircraft; Maintenance ..................................39

        Section 4.21. Routes..................................................39

        Section 4.22. Brokers; Expenses.......................................39

        Section 4.23. Takeover Statutes.......................................39

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF TW AND THE COMPANY

        Section 5.01. Organization and Qualification; Operations .............40

        Section 5.02. Organizational Documents................................40

        Section 5.03. Capitalization..........................................41

        Section 5.04. Authority Relative to this Agreement and the Ancillary
                      Agreements .............................................41

        Section 5.05. No Conflict; Required Filing and Consent ...............42

        Section 5.06. Absence of Litigation...................................43

        Section 5.07. Registration Statement and Proxy Statement..............43

        Section 5.08. Brokers.................................................44

        Section 5.09. Taxes...................................................44

        Section 5.10. No Operations or Liabilities............................44

                                   ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGERS

        Section 6.01. Conduct of Business by B Pending the B Merger ..........44

        Section 6.02. Conduct of Business by A Pending the A Merger...........47


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                               TABLE OF CONTENTS
                                  (continued)

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        Section 6.03. Conduct of Business by the Company, Newco A Sub and
                      Newco B Sub Pending the Mergers ........................48

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

        Section 7.01. Registration Statement; Trust Indenture Act
                      Qualification...........................................49

        Section 7.02. Stockholders' Meetings..................................51

        Section 7.03. Access to Information; Confidentiality..................52

        Section 7.04. No Solicitation.........................................53

        Section 7.05. Affiliate Letters.......................................54

        Section 7.06. Further Action; Consents; Filings.......................55

        Section 7.07. Notification Requirements. .............................56

        Section 7.08. Plan of Reorganization..................................57

        Section 7.09. Public Announcements ...................................57

        Section 7.10. Control of Other Party's Business ......................57

        Section 7.11. Directors' and Officers' Indemnification................57

        Section 7.12. Conveyance Taxes .......................................58

        Section 7.13. Listing Application.....................................58

        Section 7.14. Takeover Statute .......................................58

        Section 7.15. Post-Effective Time Option Payments.....................58

        Section 7.16. Company Stock Incentive Plan............................59

        Section 7.17. Union Agreements .......................................59

        Section 7.18. Non-Employee Director Compensation......................59

        Section 7.19. Director Flight Benefits ...............................59

                                  ARTICLE VIII

                           CONDITIONS TO THE MERGERS

        Section 8.01. Conditions to the Obligations of Each Party.............60

        Section 8.02. Conditions to the Obligations of B......................62

        Section 8.03. Conditions to the Obligations of A......................63

        Section 8.04. Conditions to the Obligations of the Company............64


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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

        Section 9.01. Termination.............................................65

        Section 9.02. Effect of Termination...................................68

        Section 9.03. Amendment...............................................68

        Section 9.04. Waiver..................................................68

        Section 9.05. Expenses................................................68

                                   ARTICLE X

                               GENERAL PROVISIONS

        Section 10.01. Non-Survival of Representations, Warranties and
               Agreements ....................................................70

        Section 10.02. Notices ...............................................70

        Section 10.03. Certain Definitions ...................................72

        Section 10.04. Assignment; Binding Effect; Benefit....................73

        Section 10.05. Incorporation of Exhibits .............................73

        Section 10.06. Specific Performance ..................................73

        Section 10.07. Governing Law; Jurisdiction; Waiver of Jury Trial......74

        Section 10.08. Headings...............................................74

        Section 10.09. Counterparts...........................................74

        Section 10.10. Entire Agreement ......................................74

        Section 10.11. Mutual Drafting........................................74

                                    EXHIBITS

Exhibit A - Form of Stockholders Agreement ..................................A-1

Exhibit B - Form of Registration Rights Agreement ...........................B-1

Exhibit C - Form of Certificate of Incorporation of the Company .............C-1

Exhibit D - Form of Bylaws of the Company....................................D-1

Exhibit E - Terms of Notes due 2008 of the Company...........................E-1

Exhibit F - Form of Certificate of the Company (relating to tax opinion) ....F-1

Exhibit G - Form of Certificate of B (relating to tax opinion)...............G-1

Exhibit H - Form of Certificate of A (relating to tax opinion)...............H-1


                                       v

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

Exhibit I - Form of Certificate of Limited Liability for Newco A LLC
            and Newco B LLC................................................. I-1

Exhibit J - Form of Rule 145 Affiliate Letter............................... J-1

Exhibit K - Form of Non-Competition Agreement............................... K-1

Exhibit L - Form of Company Stock Incentive Plan............................ L-1




                                       vi

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                           Glossary of Defined Terms

Definition                                              Location of Defined Term
----------                                              ------------------------

A...................................................................... Preamble
A Benefit Plans .................................................Section 4.10(a)
A Class A Common Stock...........................................Section 2.01(a)
A Class B Common Stock ..........................................Section 2.01(b)
A Common Stock...................................................Section 2.01(b)
A LLC Merger ...........................................................Recitals
A Disclosure Schedule....................................................Art. IV
A Dissenting Shares..............................................Section 2.06(a)
A Exchange Ratio ................................................Section 2.01(b)
A Financial Statements ..........................................Section 4.07(a)
A Intellectual Property..........................................Section 4.18(a)
A Material Adverse Effect .......................................Section 4.01(a)
A Material Contracts................................................Section 4.16
A Merge ................................................................Recitals
A Option ................................................................2.05(a)
A Pension Trust..................................................Section 2.01(a)
A Permits .......................................................Section 4.01(b)
A Principal Holders.....................................................Recitals
A Principal Holders Voting Agreement....................................Recitals
A Series A Preferred Stock .........................................Section 4.03
A Series B Preferred Stock ......................................Section 2.01(a)
A Series C Preferred Stock ......................................Section 2.01(a)
A Shares.........................................................Section 2.01(b)
A Stock Option Plan..............................................Section 2.05(a)
A Stockholders' Meeting .........................................Section 7.01(a)
A Corporation Merger....................................................Recitals
A Surviving Entity...............................................Section 1.01(a)
A Voting Trust..........................................................Recitals
Advanced Amounts.................................................Section 9.05(d)
Advisory Agreements ....................................................Recitals
affiliate ..............................................................10.03(a)
Affiliate ...............................................................7.05(a)
Agreement ............................................................. Preamble
AMEX.............................................................Section 3.05(b)
ancillary agreements ...........................................Section 10.03(b)
Articles of Merger...............................................Section 1.02(a)
B...................................................................... Preamble
B 1994 Option Plan...............................................Section 2.05(b)
B 1996 Option Plans .............................................Section 2.05(b)
B Benefit Plans..................................................Section 3.10(a)
B Common Stock...................................................Section 2.01(c)
B Disclosure Schedule ..................................................Art. III
B Dissenting Shares .............................................Section 2.06(a)

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B Intellectual Property..........................................Section 3.18(a)
B Material Adverse Effect .......................................Section 3.01(a)
B Material Contracts ...............................................Section 3.16
B LLC Merger............................................................Recitals
B Merger................................................................Recitals
B Option.........................................................Section 2.05(b)
B Option Plans ..................................................Section 2.05(b)
B Parent Merger.........................................................Recitals
B Permits .......................................................Section 3.01(b)
B Rights Agreement..................................................Section 3.14
B SEC Reports....................................................Section 3.07(a)
B Series A Preferred Stock .........................................Section 3.03
B Series B Special Preferred Stock...............................Section 2.01(c)
B Series C Special Preferred Stock...............................Section 2.01(c)
B Series D Special Preferred Stock...............................Section 2.01(c)
B Series E Special Preferred Stock...............................Section 2.01(c)
B Shares ........................................................Section 2.01(c)
B Share Average .................................................Section 2.05(a)
B Special Preferred Stock .......................................Section 2.01(c)
B Stockholders' Meeting..........................................Section 7.01(a)
B Surviving Entity...............................................Section 1.01(b)
Blue Sky Laws....................................................Section 3.05(b)
Board ...........................................................Section 1.04(a)
business day....................................................Section 10.03(c)
C.......................................................................Recitals
C GP....................................................................Recitals
C, Inc..................................................................Recitals
C LLC...................................................................Recitals
C Merger................................................................Recitals
C Merger Agreement......................................................Recitals
C Voting Agreement .....................................................Recitals
Cash-Out Amount..................................................Section 3.10(n)
CEO Employment Agreement................................................Recitals
Certificates.....................................................Section 2.03(b)
Certificates of Merger ..........................................Section 1.02(a)
Closing ........................................................ Section 1.02(b)
Closing Date.................................................... Section 1.02(b)
Code................................................................... Recitals
committed........................................................Section 8.02(f)
Company ................................................................Preamble
Company Awards......................................................Section 7.16
Company Common Stock.............................................Section 2.01(b)
Company Stock Incentive Plan........................................Section 7.16
Company System .....................................................Section 7.19
Confidentiality Agreement........................................Section 7.03(a)
control.........................................................Section 10.03(d)

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controlled by...................................................Section 10.03(d)
Converted Shares ................................................Section 2.03(b)
DGCL....................................................................Recitals
Dissenting Shares................................................Section 2.06(a)
DLLCA...................................................................Recitals
DOT..............................................................Section 3.01(b)
Drop-Down...............................................................Recitals
Drop-Down Condition.................................................... Recitals
Effective Time...................................................Section 1.02(a)
Environmental Laws ..............................................Section 3.12(a)
Environmental Permits............................................Section 3.12(b)
ERISA............................................................Section 3.10(a)
Exchange Act.....................................................Section 3.05(b)
Exchange Agent ..................................................Section 2.03(a)
Exchange Agent Agreement ........................................Section 2.03(a)
Expense Payment Agreement .......................................Section 9.05(a)
FAA..............................................................Section 3.01(b)
FCC..............................................................Section 3.01(b)
Federal Aviation Act.............................................Section 3.01(b)
Flight Benefits.....................................................Section 7.19
Fractional Amounts...............................................Section 2.03(f)
Governmental Authority...........................................Section 3.05(b)
Hazardous Substances.............................................Section 3.12(a)
HBCA....................................................................Recitals
HSR Act..........................................................Section 3.05(b)
Indemnified Parties .............................................Section 7.10(a)
Indenture........................................................Section 2.01(c)
Intellectual Property............................................Section 3.18(a)
IRS .............................................................Section 3.10(a)
Joint Proxy Statement/Prospectus ................................Section 7.01(a)
knowledge ......................................................Section 10.03(e)
known...........................................................Section 10.03(e)
Law..............................................................Section 3.05(a)
Liens............................................................Section 3.01(c)
Management Agreements ..................................................Recitals
Mercer..................................................................Recitals
Mergers.................................................................Recitals
Minimum Denomination.............................................Section 2.03(f)
New Company Subsidiaries.........................................Section 6.03(b)
Newco A Corporation.....................................................Recitals
Newco A LLC.............................................................Recitals
Newco A Sub ............................................................Recitals
Newco B Corporation.....................................................Recitals
Newco B LLC.............................................................Recitals
Newco B Sub ............................................................Recitals
Non-Employee Directors .............................................Section 7.18

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Notes............................................................Section 2.01(c)
Order............................................................Section 7.06(b)
person..........................................................Section 10.03(f)
Person..............................................................Section 3.11
Pilot Allocation Agreement.......................................Section 2.05(c)
PSE..............................................................Section 3.05(b)
Registration Rights Agreement ......................................... Recitals
Registration Statement ..........................................Section 7.01(a)
Representatives .................................................Section 7.03(a)
restricted cash..................................................Section 8.02(f)
Rule 145 Affiliate...............................................Section 2.04(b)
SEC..............................................................Section 3.07(a)
Securities Act ..................................................Section 2.04(b)
SMC.....................................................................Recitals
SMC/Adams Advisory Agreement ...........................................Recitals
Special Committee ......................................................Recitals
Spread Per Option Share..........................................Section 2.05(a)
Stabilization Act................................................Section 3.10(o)
Stockholders Agreement..................................................Recitals
Stockholders' Meetings...........................................Section 7.01(a)
subsidiaries....................................................Section 10.03(g)
subsidiary......................................................Section 10.03(g)
Superior Proposal................................................Section 7.04(a)
Takeover Proposal................................................Section 7.04(a)
Tax.................................................................Section 3.11
Taxing Authority....................................................Section 3.11
Tax Return(s).......................................................Section 3.11
Terminating A Breach.............................................Section 9.01(e)
Terminating B Breach.............................................Section 9.01(f)
Terminating TW/Company Breach....................................Section 9.01(g)
Trust Indenture Act .............................................Section 2.01(c)
TW......................................................................Preamble
UATP................................................................Section 7.19
under common control with.......................................Section 10.03(d)
U.S. GAAP........................................................Section 3.07(b)
Voting Agreements ......................................................Recitals
WARN.............................................................Section 3.05(b)

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

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of December 19, 2001 (this "Agreement"), among Aloha Airgroup, Inc., a Hawaii corporation ("A"), Hawaiian Airlines, Inc., a Hawaii corporation ("B"), TurnWorks Acquisition III, Inc., a wholly-owned subsidiary of TurnWorks, Inc. and a Delaware corporation (the "Company"), and TurnWorks, Inc., the sole stockholder of the Company and a Texas corporation ("TW").

                              W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of each of A, B (based on the unanimous recommendation of a special committee of independent directors of B (the "Special Committee")), the Company and TW have each approved and adopted this Agreement and the ancillary agreements (as defined below) to which it is a party and the transactions contemplated by this Agreement and such ancillary agreements, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, such company and its stockholders;

          WHEREAS, TW, as sole stockholder of the Company, has approved and adopted this Agreement and the ancillary agreements to which it is a party and the transactions contemplated by this Agreement and such ancillary agreements;

          WHEREAS, the Company, AIP General Partner, Inc., a Delaware corporation ("C GP") (which is the sole general partner of Airline Investors Partnership, L.P. ("C")), and AIP, Inc., a Delaware corporation ("C, Inc.") (which is the sole limited partner of C), have entered into an Agreement and Plan of Merger (the "C Merger Agreement "), dated as of the date hereof, pursuant to which, inter alia, (a) prior to the effective time of the C Merger (as defined below), (i) the stockholders of each of C GP and C, Inc. will form a Delaware limited liability company ("C LLC"), contribute all of the outstanding shares of capital stock of C GP and C, Inc. to C LLC and become the sole holders of membership interests of C LLC and (ii) as permitted by Section 4(a)(i)a) of the Designation of the B Series B Special Preferred Stock (as defined below), C will transfer the four shares of B Series B Special Preferred Stock (as defined below) that it holds to C's affiliate, John W. Adams; and (b) immediately prior to the Effective Time (as defined below), (i) each of C GP and C, Inc. will be merged with and into the Company, with the Company as the surviving corporation in each such merger (such mergers, collectively, the "C Merger"), (ii) pursuant to the C Merger, C LLC will have its shares of C GP and C, Inc. converted into the right to receive 18,181,818 shares of Company Common Stock (as defined below), Notes (as defined below) with an aggregate principal amount of $36,363,636 (subject to adjustment as provided in the C Merger Agreement in respect of minimum denominations of Notes) and $10,000,000 in cash in the aggregate and (iii) C will cease to exist and the Company will become the direct holder of the shares of capital stock of B held by C immediately prior to the C Merger;

          WHEREAS, at the Effective Time, pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions herein, inter alia, (a) (i) A will, in accordance with the Hawaii Business Corporation Act, as amended (the "HBCA") and the Delaware Limited Liability Company Act (the "DLLCA"), merge with and into a wholly-owned subsidiary of the Company to be organized as a single-member Delaware limited liability company ("Newco A LLC"), with Newco A LLC as the surviving entity (the "A LLC Merger") or (ii) if, immediately prior to the Effective Time, (y) the A LLC Merger or the B LLC Merger (as defined below) would not be permitted by applicable Law (as defined below) or (z) if any of the conditions to Closing (as defined below) in Article VIII would not be satisfied or waived if the A LLC Merger or the B LLC Merger were to be effected but would be satisfied or waived if the A Corporation Merger (as defined below) and the B Parent Merger (as defined below) were to be effected (each such condition, a "Drop-Down Condition"), A will, in accordance with the HBCA, and the Delaware General Corporation Law, as amended (the "DGCL"), merge with and into a wholly-owned subsidiary of the Company to be organized as a Delaware corporation ("Newco A Corporation," it being understood that references herein to "Newco A Sub" shall be deemed to refer to Newco A LLC (or, if any Drop-Down Condition is satisfied, Newco A Corporation)), with Newco A Corporation as the surviving corporation (the "A Corporation Merger," it being understood that references herein to the "A Merger" shall be deemed to refer to the A LLC Merger (or, if any Drop-Down Condition is satisfied, the A Corporation Merger)); (b) (i) B will, in accordance with the HBCA and the DLLCA, merge with and into a wholly-owned subsidiary of the Company to be organized as a single-member Delaware limited liability company ("Newco B LLC"), with Newco B LLC as the surviving entity (the "B LLC Merger") or (ii) if any Drop-Down Condition is satisfied, B will, in accordance with the HBCA and the DGCL, merge with and into the Company, with the Company as the surviving corporation (the "B Parent Merger" it being understood that references herein to the "B Merger" shall refer to the B LLC Merger (or, if any Drop-Down Condition is satisfied, the B Parent Merger), and references herein to the "Mergers" shall refer collectively to the A Merger and the B Merger, but not the C Merger); (c) the stockholders of A will have their shares converted into the right to receive shares of capital stock of the Company; and
(d) the stockholders of B (other than the Company) will have their shares converted into the right to receive shares of capital stock of the Company and Notes (as defined below);

          WHEREAS, if any Drop-Down Condition is satisfied, as soon as reasonably practicable following the Effective Time (as defined below), the Company will contribute to a wholly-owned subsidiary to be incorporated in Delaware ("Newco B Corporation," it being understood that references herein to "Newco B Sub" shall be deemed to refer to Newco B LLC (or, if any Drop-Down Condition is satisfied, Newco B Corporation)) all of the assets the Company holds as a result of the B Parent Merger and will assign all of the rights and delegate all of the obligations to which it succeeded as a result of the B Parent Merger to Newco B Corporation (such transactions collectively, the "Drop-Down");

          WHEREAS, for federal income tax purposes, it is intended that (i) each of the A Merger, the B Merger and the C Merger shall separately qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Drop-Down, if it is effected, shall be a transfer of property qualifying for tax-free treatment under Section 351 of the Code,
(iii) the stockholders of A and B will recognize no gain or loss for federal income tax purposes on the receipt of shares as a result of the consummation of the Mergers (except with respect to any cash or Notes received) and (iv) none of the stockholders of A and B, the Company and TW will recognize any gain or loss for federal income tax purposes as a result of the Drop-Down, if it is effected;

          WHEREAS, certain principal stockholders of A (the "A Principal Holders"), who collectively beneficially own shares of capital stock of A representing in excess of 80% of the votes entitled to be cast at the A Stockholders' Meeting (as defined below) have entered into a Voting Agreement for the benefit of B and the Company (the "A Principal Holders Voting Agreement"), and C, which beneficially owns shares of capital stock of B representing approximately 53% of the votes entitled to be cast at the B Stockholders' Meeting (as defined below), has entered into a Voting Agreement for the benefit of A and the Company (the "C Voting Agreement" and, together with the A Principal Holders Voting Agreement, the "Voting Agreements") pursuant to which the A Principal Holders and C have committed, inter alia, on the terms set forth in their respective Voting Agreements, to vote their shares of capital stock of A and B, respectively, at the A Stockholders' Meeting and the B Stockholders' Meeting, respectively, in favor of the adoption and approval of this Agreement and the ancillary agreements and the transactions contemplated hereby and thereby;

          WHEREAS, a voting trust to be formed (which will hold the shares of capital stock of A held by the A Principal Stockholders and by certain related parties (the "A Voting Trust")), C LLC, TW and the Company will enter into a Stockholders Agreement (the "Stockholders Agreement") in the form attached hereto as Exhibit A and as a condition to the Closing, setting forth, inter alia, certain governance and other arrangements among such holders and the Company, including with respect to the issuance of special preferred stock of the Company;

          WHEREAS, the A Voting Trust, C LLC, Smith Management LLC ("SMC"), which is an affiliate of C, TW and the Company will enter into a Registration Rights Agreement (the "Registration Rights Agreement ") in the form attached hereto as Exhibit B and as a condition to the Closing;

          WHEREAS, TW and the Company have entered into a Management Agreement and a Stock Vesting Agreement (collectively, the "Management Agreements"), each dated as of the date hereof, setting forth, inter alia, certain management arrangements and restrictions relating to certain shares of Company Common Stock held by TW, which agreements shall become effective at the Effective Time;

          WHEREAS, Gregory D. Brenneman and the Company have entered into an employment agreement (the "CEO Employment Agreement"), dated as of the date hereof, which shall become effective at the Effective Time;

          WHEREAS, SMC, John W. Adams and B have entered into an advisory agreement (the "SMC/Adams Advisory Agreement"), which shall be assumed by the Company by operation of law at the Effective Time and pursuant to which, at the Effective Time, the Company will issue one million shares of Company Common Stock and Notes with an aggregate principal amount of $2 million, and pay $5 million in cash, to SMC and John W. Adams, collectively, as consideration for advisory services provided to B by SMC and John W. Adams; and

          WHEREAS, Mercer Management Consulting ("Mercer") and TW have each entered into separate advisory agreements (together with the SMC/Adams Advisory Agreement, the "Advisory Agreements"), with the Company pursuant to which the Company will pay $1 million in cash to Mercer and $750,000 less any Advanced Amounts (as defined below) to TW at the Effective Time as consideration for advisory services.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, A, B, the Company and TW hereby agree as follows:

                                   ARTICLE I

               THE MERGERS; DIRECTORS AND OFFICERS OF THE COMPANY

          SECTION 1.01. The Mergers. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the HBCA and the DLLCA or the DGCL, as applicable, at the Effective Time (as defined below):

          (a) A shall be merged with and into Newco A Sub. Newco A Sub shall be the surviving entity (the "A Surviving Entity") in the A Merger and shall continue its existence as a limited liability company under the DLLCA (or, if any Drop-Down Condition is satisfied, its corporate existence under the DGCL), and the separate corporate existence of A shall cease. The effects and the consequences of the A Merger shall be as set forth in this Agreement and the HBCA and the DLLCA (or, if any Drop-Down condition is satisfied, the DGCL).

          (b) B shall be merged with and into Newco B LLC (or, if any Drop-Down Condition is satisfied, the Company). Newco B LLC (or, if any Drop-Down Condition is satisfied, the Company) shall be the surviving entity (the "B Surviving Entity") in the B Merger and shall continue its existence as a limited liability company under the DLLCA (or, if any Drop-Down condition is satisfied, its corporate existence under the DGCL), and the separate corporate existence of B shall cease. The effects and the consequences of the B Merger shall be as set forth in this Agreement, the HBCA and the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL).

          SECTION 1.02. Effective Time of the Mergers; Closing. (a) Subject to the conditions of this Agreement, the parties shall cause each of the Mergers to be consummated simultaneously by filing (i) articles of merger with respect to each such Merger complying with Section 414-315 of the HBCA with the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii (the "Articles of Merger") and (ii) certificates of merger (the "Certificates of Merger") with respect to each such Merger complying with Section 18-209 of the DLLCA (or, if any Drop-Down Condition is satisfied, Section 252(c) of the DGCL) with the Secretary of State of the State of Delaware, in each case at the same time on the Closing Date (as defined below). Each of the Mergers shall become effective upon such filings or at such time thereafter as the parties shall agree and as shall be provided in the Articles of Merger and the Certificates of Merger (the "Effective Time"). Notwithstanding anything that may be to the contrary in the foregoing, the parties shall cause the Articles of Merger and the Certificates of Merger to specify the same Effective Time for the A Merger and the B Merger.

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          (b) Subject to the terms and conditions of this Agreement, the closing of the Mergers and all related transactions contemplated by this Agreement and the ancillary agreements (the "Closing") shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton in New York, New York at 10:00 A.M., local time, as promptly as practicable (and in any event within three business days) after the last of the conditions set forth in Article VIII hereof is fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), or at such other time and date and place as the parties shall mutually agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

          (c) The Mergers shall have the effects set forth in the HBCA and the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL), including without limitation, in the case of both Mergers, Section 414-316 of the HBCA and Section 18-209 of the DLLCA (or, if any Drop-Down Condition is satisfied, Section 259 of the DGCL). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the properties, rights, privileges, immunities, powers and franchises of A and Newco A Sub shall vest in the A Surviving Entity, and all debts, liabilities, obligations and duties of A and Newco A Sub shall become the debts, liabilities, obligations and duties of the A Surviving Entity, and (ii) all the properties, rights, privileges, immunities, powers and franchises of B and Newco B LLC (or, if any Drop-Down Condition is satisfied, the Company) shall vest in the B Surviving Entity, and all debts, liabilities, obligations and duties of B and Newco B LLC (or, if any Drop-Down Condition is satisfied, the Company) shall become the debts, liabilities, obligations and duties of the B Surviving Entity.

          SECTION 1.03. Organizational Documents. (a) TW shall cause (i) the Certificate of Incorporation of the Company to be amended and restated to be in the form set forth in Exhibit C hereto (including the change of the corporate name to Aloha Holdings, Inc.) and (ii) the Bylaws of the Company to be amended and restated to be in the form set forth in Exhibit D hereto, in each case as of immediately prior to the effective time of the C Merger (unless any Drop-Down Condition is satisfied, in which case such amendments and restatements shall be effected by operation of law as part of the agreement and plan of the B Parent Merger). As so amended and restated, the Certificate of Incorporation and the Bylaws of the Company shall be the Certificate of Incorporation and Bylaws of the Company until thereafter changed or amended either (A) as provided therein or by the DGCL, in the case of such Certificate of Incorporation, or (B) as provided therein, by the Certificate of Incorporation or by the DGCL, in the case of such Bylaws.

          (b) The Certificate of Limited Liability Company of Newco A Sub in effect immediately prior to the Effective Time shall, by operation of law as a result of the A LLC Merger, be amended and restated as of the Effective Time to reflect the fact that the name of the A Surviving Entity, from and after the Effective Time, shall be "Aloha Airgroup, LLC", and, as so amended and restated, such Certificate of Limited Liability Company shall be the Certificate of Limited Liability Company of the A Surviving Entity until amended in accordance with such Certificate of Limited Liability Company or the DLLCA (or, if any Drop-Down Condition is satisfied, the Certificate of Incorporation of Newco A Sub in effect immediately prior to the Effective Time shall, by operation of law as a result of the A Corporation Merger, be amended and restated as of the Effective Time to reflect the fact that the name of the A Surviving Entity,

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from and after the Effective Time, shall be "Aloha Airgroup, Inc.", and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of the A Surviving Entity until amended in accordance with such Certificate of Incorporation or the DGCL). If any Drop-Down Condition is not satisfied, the Company will be the sole member of Newco A Sub, and, therefore, Newco A Sub need not as of the Effective Time have an operating agreement; and, if any Drop-Down Condition is satisfied, the Bylaws of Newco A Sub in effect immediately prior to the Effective Time shall be the Bylaws of the A Surviving Entity until amended in accordance with such Bylaws, such Certificate of Incorporation or the DGCL.

          (c) If any Drop-Down Condition is not satisfied, the Certificate of Limited Liability Company of Newco B Sub in effect immediately prior to the Effective Time shall, by operation of law as a result of the B LLC Merger, be amended and restated as of the Effective Time to reflect the fact that the name of the B Surviving Entity, from and after the Effective Time, shall be "Hawaiian Airlines, LLC," and, as so amended and restated, such Certificate of Limited Liability Company shall be the Certificate of Limited Liability Company of the B Surviving Entity until amended in accordance with such Certificate of Limited Liability Company or the DLLCA. If any Drop-Down Condition is not satisfied, the Company will be the sole member of Newco B Sub, and, therefore, Newco B Sub need not as of the Effective Time have an operating agreement.

          (d) If any Drop-Down Condition is satisfied, the Company shall cause the Certificate of Incorporation of Newco B Sub in effect immediately prior to the Effective Time to be amended and restated as of the Effective Time to reflect the fact that the name of Newco B Sub, from and after the Effective Time, shall be "Hawaiian Airlines, Inc.", and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of Newco B Sub until amended in accordance with such Certificate of Incorporation or the DGCL.

          SECTION 1.04. Directors and Officers. (a) Subject to Section 1.04(b), the Board of Directors of the Company (the "Board") at the Effective Time (whether or not any Drop-Down Condition is satisfied) shall be 11 persons, consisting of (i) two individuals to be designated by the Company not less than three business days prior to the initial filing date of the Registration Statement by written notice to the A Principal Holders, C and B (one of whom, as specified in such notice, shall be Gregory D. Brenneman and he shall serve as Chairman of the Board), (ii) three individuals to be designated by the A Principal Holders not less than three business days prior to the initial filing date of the Registration Statement by written notice to C, B and the Company (one of whom, as specified in such notice, shall serve as Vice-Chairman of the Board), (iii) three individuals to be designated by C not less than three business days prior to the initial filing date of the Registration Statement by written notice to the A Principal Holders, B and the Company and (iv) the three individuals who immediately prior to the Effective Time serve on the Board of Directors of B as designees of the Airline Pilots Association International, the Association of Flight Attendants and the International Association of Machinists and Aerospace Workers. Each such director shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Company, until his or her death, resignation or removal or until his or her successor is duly elected and qualified.

          (b) Subject to the next sentence, the Company, the A Principal Holders and C shall coordinate to assure that their eight designees to the Board as of the Effective Time

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pursuant to clauses (i), (ii) and (iii) of Section 1.04(a) include at least such number of individuals who qualify as "independent directors", "outside directors" and "non-employee directors" for purposes of the requirements under AMEX (as defined below) rules, PSE (as defined below) rules, Section 162(m) of the Code and Rule 16b-3 of the Exchange Act (as defined below), as applicable, relating to members of the Audit Committee, "compensation committee" (within the meaning of Section 162(m) of the Code) or a committee composed of 2 or more non-employee directors (within the meaning of Rule 16b-3 of the Exchange Act) so that such individuals may constitute an Audit Committee, "compensation committee" (within the meaning of Section 162(m) of the Code) or a committee composed of 2 or more non-employee directors (within the meaning of Rule 16b-3 of the Exchange Act) at the Effective Time with at least the minimum number of "independent directors", "outside directors" or "non-employee directors" required by AMEX rules, PSE rules, Section 162(m) or Rule 16b-3, as applicable. Unless otherwise agreed by the parties, at least one of the designees of C to the Board pursuant to Section 1.04(a)(iii) as of the Effective Time shall so qualify as an "independent director", "outside director" and "non-employee director".

          (c) At the Effective Time, the officers of the Company (other than the Chief Executive Officer, who shall be Gregory D. Brenneman) shall be individuals selected by TW and whom each of the A Principal Holders and C shall have indicated, in a written notice delivered to the Company at least three business days prior to the Closing Date, are reasonably acceptable to it. Each such officer shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Company until his or her death, resignation or removal or until his or her successor is duly elected or appointed and qualified.

          (d) The officers of the Company at the Effective Time, who shall be specified in accordance with Section 1.04(c), shall be the officers at the Effective Time of Newco A Sub and Newco B Sub (or, if any Drop-Down Condition is satisfied, the directors and officers of the Company at the Effective Time, who shall be specified in accordance with Sections 1.04(a), 1.04(b) and 1.04(c), shall be the directors and officers at the Effective Time of Newco A Sub and Newco B Sub). Such officers (and, if any Drop-Down Condition is satisfied, such directors) shall hold office in accordance with the Certificate of Limited Liability Company of the A Surviving Entity or the B Surviving Entity, as the case may be (or, if any Drop-Down Condition is satisfied, the Certificate of Incorporation and the Bylaws of the A Surviving Entity and Newco B Corporation, as the case may be), until his or her death, resignation or removal or until his or her successor is duly elected or appointed and qualified.

          (e) Prior to the Effective Time, the Company, A and B shall use reasonable best efforts to take all such steps as may be required to cause the transactions contemplated by this Agreement, including any acquisitions of equity securities of the Company, by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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                                   ARTICLE II

             CONVERSION OF SECURITIES; ISSUANCE OF NEW SECURITIES;
                       EXCHANGE OF CERTIFICATES; DROP-DOWN

          SECTION 2.01. Conversion of Securities; Issuance of New Securities.
(a) On the Closing Date, but prior to the Effective Time:

                (i) A shall cause each issued and outstanding share of Series B 7% Convertible Cumulative Participating Preferred Stock, par value $1.00 per share, of A ("A Series B Preferred Stock") to be converted into the maximum number of shares of Class A Common Stock, par value $1.00 per share, of A ("A Class A Common Stock") as expressly required by Section 6.3(c)(9) of the Articles of Incorporation of A;

                (ii) B shall purchase and accept from the Aloha Airlines, Inc. Non-Pilots Pension Trust (the "A Pension Trust"), and the A Pension Trust shall sell and deliver to B, each issued and outstanding share of Series C 10% Exchangeable Preferred Stock, par value $.01 per share, of A (the "A Series C Preferred Stock") held by the A Pension Trust against the payment by B of $10,000,000, plus the accrued but unpaid dividends in respect of such shares, in immediately available U.S. dollar funds, on the terms, and subject to the conditions, set forth in the Stock Purchase Agreement, dated as of the date hereof, between B and the A Pension Trust; and

                (iii) B shall purchase and accept from certain of the A Principal Holders, and such A Principal Holders shall sell and deliver to B, for aggregate cash consideration equal to $5,000,000, each issued and outstanding share of A Series C Preferred Stock held by such A Principal Holders on the terms, and subject to the conditions, set forth in the Stock Purchase Agreement, dated as of the date hereof, between B and such A Principal Holders.

          (b) At the Effective Time, by virtue of the A Merger and without any action on the part of any holder of any capital stock or other equity interest of A or Newco A Sub:

                (i) each share of A Class A Common Stock and Class B Common Stock, par value $1.00 per share, of A ("A Class B Common Stock" and, together with the A Class A Common Stock, the "A Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of A Common Stock to be canceled pursuant to Section 2.01(b)(ii) and each A Dissenting Share (as defined below)) shall be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Company ("Company Common Stock") equal to the number (the "A Exchange Ratio") obtained by dividing (A) 19,555,458 (plus, if the aggregate number of shares of B Common Stock issued between the date hereof and the Closing Date pursuant to the exercise of B Options exceeds 250,000, 14.58% of such aggregate number) by (B) the aggregate number of shares of A Common Stock subject to conversion pursuant to this Section 2.01(b)(i);

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                (ii) each share of capital stock of A (each, an "A Share"), including, without limitation, A Class A Common Stock, A Class B Common Stock and A Series C Preferred Stock, that is issued and outstanding immediately prior to the Effective Time and owned by A, the Company, B or any direct or indirect wholly-owned subsidiary of A, B or the Company (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) immediately prior to the Effective Time (including, without limitation, the A Series C Preferred Stock purchased by B pursuant to Section 2.01(a)(ii) and Section 2.01(a)(iii)) shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

                (iii) the single membership interest of Newco A LLC (or, if any Drop-Down Condition is satisfied, each share of common stock of Newco A Corporation) issued and outstanding immediately prior to the A Effective Time shall remain issued and outstanding and unchanged as validly issued, fully paid and nonassessable securities of the A Surviving Entity.

          (c) At the Effective Time, by virtue of the B Merger without any action on the part of any holder of capital stock or other equity interest of B or either Newco B LLC or the Company, as the case may be:

                (i) each share of Common Stock, par value $.01 per share, of B, together with the rights associated with such shares pursuant to the B Rights Agreement (as defined below) ("B Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of B Common Stock to be canceled pursuant to Section 2.01(c)(iii) and each B Dissenting Share (as defined below)), shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Company Common Stock and, subject to Section 2.03(f), $2.00 principal amount of a new issue of Notes due 2008 of the Company (the "Notes"), which shall contain, and be issued pursuant to an indenture (the "Indenture") entered into containing, (A) terms and conditions substantially as set forth in Exhibit E annexed hereto, as it may be modified from time to time, after the date hereof but prior to the mailing of the Joint Proxy Statement/ Prospectus, by the mutual agreement of the Boards of Directors of each of A, B and the Company and (B) such other terms and conditions as are customary for indentures qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

                (ii) each share of (A) Series B Special Preferred Stock, par value $.01 per share, of B (the "B Series B Special Preferred Stock"),
          (B) Series C Special Preferred Stock, par value $.01 per share, of B (the "B Series C Special Preferred Stock"), (C) Series D Special Preferred Stock, par value $.01 per share, of B (the "B Series D Special Preferred Stock") and (D) Series E Special Preferred Stock, par value $.01, of B (the "B Series E Special Preferred Stock" and, collectively with the foregoing, the "B Special Preferred Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Company Common Stock and, subject to
          Section 2.03(f), $2.00 principal amount of

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          Notes, as expressly required by Section 7 of the Designation of the B
          Special Preferred Stock;

               (iii) each share of capital stock of B (each, a "B Share"), including, without limitation, B Common Stock, B Series B Special Preferred Stock, B Series C Special Preferred Stock, B Series D Special Preferred Stock and B Series E Special Preferred Stock, that is issued and outstanding immediately prior to the Effective Time and owned by B, A or the Company or any direct or indirect wholly-owned subsidiary of B, A or the Company (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) immediately prior to the Effective Time (including, without limitation, the B Common Stock held by the Company as a result of the C Merger) shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

               (iv) the single membership interest of Newco B LLC (or, if any Drop-Down Condition is satisfied, each share of common stock of the Company) issued and outstanding immediately prior to the B Effective Time shall remain issued and outstanding and unchanged as validly issued, fully paid and nonassessable securities of the B Surviving Entity.

          SECTION 2.02. Issuance of Special Preferred Stock. Immediately following the Effective Time, pursuant to the applicable collective bargaining agreement which shall be assumed by the B Surviving Entity by operation of law in the B Merger and be binding on the Company (regardless of whether any Drop-Down Condition is satisfied) from and after the Effective Time, as evidenced by instruments of assumption to be delivered to each union party thereto immediately after the Effective Time, the Company shall issue (a) to the Association of Flight Attendants one share of Series D Special Preferred Stock, par value $.01 per share, of the Company, (b) to the International Association of Machinists one share of Series E Special Preferred Stock, par value $.01 per share, of the Company and (c) to the Hawaiian Master Executive Counsel c/o the Air Line Pilots Association one share of Series F Special Preferred Stock, par value $.01 per share, of the Company. The rights of such shares shall be as set forth in the Certificate of Incorporation attached hereto as Exhibit C.

          SECTION 2.03. Exchange of Certificates. (a) Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with such bank or trust company mutually agreeable to the Company, B and A (the "Exchange Agent"), (i) certificates evidencing a sufficient number of shares of Company Common Stock issuable pursuant to Section 2.01 and (ii) a sufficient number of Notes with sufficient principal amounts issuable pursuant to Section 2.01, all pursuant to an agreement to be entered into prior to the Effective Time between the Company and the Exchange Agent (the "Exchange Agent Agreement").

          (b) Exchange Procedures. As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to deliver to each holder of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding A Shares or B Shares (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of Company Common Stock and, if applicable, cash and/or Notes pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title

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to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Company Common Stock and, if applicable, Notes. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by the Company), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor:

               (A) in the case of holders of Certificates that immediately prior to the Effective Time evidenced outstanding shares of A Common Stock in book-entry or certificated form, (1) one or more shares of Company Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested or the holder is a Rule 145 Affiliate (as defined below)) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.01 (after taking into account all shares of A Common Stock then held by such holder) and (2) a check in the amount equal to the cash (which shall under no circumstances include any interest) that such holder has the right to receive pursuant to the provisions of this Article II in respect of dividends and other distributions pursuant to Section 2.03(c); and

               (B) in the case of holders of Certificates that immediately prior to the Effective Time evidenced outstanding shares of B Common Stock or shares of B Special Preferred Stock, in book-entry or certificated form, (1) one or more shares of Company Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested or the holder is a Rule 145 Affiliate) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.01 (after taking into account all shares of B Common Stock and B Special Preferred Stock then held by such holder), (2) subject to Section 2.03(f), one or more Notes (which shall be in uncertificated book-entry form unless a physical note is requested or the holder is a Rule 145 Affiliate) with an aggregate principal amount equal to the amount that such holder is entitled to receive pursuant to Section 2.01, and (3) a check in the amount equal to the cash (which shall under no circumstances include any interest) that such holder has the right to receive pursuant to the provisions of this Article II in respect of dividends and other distributions pursuant to Section 2.03(c), cash in lieu of Fractional Amounts pursuant to Section 2.03(f) and interest and other amounts payable on the Notes pursuant to their terms.

Each Certificate surrendered pursuant to the previous sentence shall forthwith be canceled. No interest shall accrue or be payable under this Section 2.03 except that interest shall accrue and be payable with respect to the Notes only to the extent that the Notes, by their terms, specifically provide for the accrual and payment of interest. No interest or other amount payable after the Effective Time with respect to the Notes shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate. Until so surrendered and exchanged, each such Certificate shall, after the Effective Time, be deemed to represent only the right to receive shares of Company Common Stock, Notes and cash (each to the extent applicable), and until such surrender or exchange, no such shares of Company Common Stock, Notes or cash shall be delivered to the holder of such outstanding Certificate in respect thereof. In the event of a transfer of ownership of Converted Shares that is not registered in the transfer

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records of A or B, as the case may be, a certificate evidencing the proper number of shares of Company Common Stock, together with any dividends or other distributions to which the holder of such Converted Shares is entitled pursuant to Section 2.03(c), and Notes (to the extent applicable) with the proper principal amount, together with cash in lieu of Fractional Amounts to which such holder is entitled pursuant to Section 2.03(f), together with any interest or other amounts payable to which such holder is entitled by their terms, may be issued to a transferee if the Certificate evidencing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

          (c) Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to shares of Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock evidenced thereby, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined below), following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of Company Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Company Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Company Common Stock.

          (d) No Further Rights in Converted Shares. All shares of Company Common Stock and, if applicable, Notes and cash issued and paid in exchange for Converted Shares in accordance with the terms hereof (including any amounts paid pursuant to Section 2.03(c) or 2.03(f)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Converted Shares.

          (e) No Fractional Shares. No certificates or scrip evidencing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Company. Any fractional share interest of Company Common Stock shall be rounded up or down to the nearest whole share.

          (f) Note Denominations. Notwithstanding any other provision of this Agreement, Notes shall be issued only in denominations of $2.00 (or, if $2.00 denominations are not commercially reasonable or otherwise practicable, the lowest commercially reasonable and practicable denomination above $2.00) ($2.00 or, if applicable, such higher minimum denomination, the "Minimum Denomination") and integral multiples of the Minimum Denomination. Former holders of B Shares who are otherwise entitled to receive Notes under this Article II will not be entitled to receive Notes in principal amounts less than the Minimum Denomination, or in principal amounts in excess of the Minimum Denomination (or an integral multiple of the Minimum Denomination) but less than the next highest integral multiple ("Fractional Amounts") but, instead, will be entitled to receive promptly from the Exchange Agent a cash payment (without any interest) in lieu of Fractional Amounts representing each

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

such former holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such former holders of the aggregate Fractional Amounts pursuant to the terms of the Exchange Agent Agreement. Such sale shall be made within ten days after the Effective Time. Such cash payments will be made to each such former holder only upon proper surrender of such former holder's Certificates, together with a properly completed and duly executed transmittal form and any other required documents.

          (g) Termination of Exchange Agent. Any certificates representing shares of Company Common Stock deposited with the Exchange Agent pursuant to
Section 2.03(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.03 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds and Notes, if any, held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to the Company for payment of such funds or delivery of such Notes to which such holder may be due, subject to applicable Law. All Notes so returned shall be cancelled by the Company pursuant to the Indenture, without prejudice to any rights of any holder of unsurrendered certificates.

          (h) No Liability. The Company shall not be liable to any holder of A Shares or B Shares for any such shares of Company Common Stock (or dividends or distributions with respect thereto), Notes or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (i) Withholding Rights. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of A Shares or B Shares, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of A Shares or B Shares, as the case may be, in respect of which such deduction and withholding was made by the Company.

          (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Company Common Stock, together with any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.03(c), and, if applicable, Notes, together with cash in lieu of Fractional Amounts and interest and other amounts payable in respect of the Notes pursuant to their terms deliverable in respect thereof pursuant to this Agreement.

          SECTION 2.04. Stock Transfer Books. (a) From and after the Effective Time, the stock transfer books of A and B shall be closed and there shall be no further registration of transfers of shares of capital stock of A or B thereafter on the records of A or B, as the case may be. On or after the Effective Time, any Certificates presented to the Exchange Agent or the

Company for any reason shall be converted into shares of Company Common Stock, together with any dividends or other distributions payable to which the holders thereof are entitled pursuant to Section 2.03(c), and, if applicable, Notes, together with cash in lieu of Fractional Amounts and interest and other amounts payable in respect of the Notes pursuant to their terms.

          (b) Notwithstanding anything that may be to the contrary herein, with respect to Certificates surrendered for exchange by any person constituting an "affiliate" of A or B for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act," and any such person a "Rule 145 Affiliate"), the Company Common Stock and, if applicable, Notes shall not be delivered until the Company shall have received from such person an executed affiliate letter in the form attached hereto as Exhibit J as provided in Section 7.05.

          SECTION 2.05. Stock Options; Pilots' Shares. (a) (i) Each option to purchase A Common Stock (each, an "A Option") issued pursuant to A's 1992 Stock Option Plan (the "A Stock Option Plan") or granted by A to any employee outside the A Stock Option Plan, that is outstanding and unexercised immediately prior to the Effective Time shall, as of such time, be cancelled in consideration for a cash payment by B to the holder of such A Option equal to the product of (x) the Spread Per Option Share (as defined below), multiplied by (y) the number of shares of A Common Stock subject to such A Option, less applicable withholding taxes. Such cash payment shall be made to the holders of the A Options no later than 90 days after the Effective Time. For purposes of this Agreement: "Spread Per Option Share" shall mean the excess of (i) the product of (A) the B Share Average (as defined below) multiplied by (B) the A Exchange Ratio, over (ii) the exercise price per share of A Common Stock subject to the A Option; and "B Share Average" shall mean the average closing trading price per share of the B Common Stock on the AMEX during the 30 calendar day period immediately preceding the date of the Effective Time. A agrees to take all necessary action, including obtaining any consents and any resolutions of the A Board of Directors or the A Stock Option Plan committee, that may be necessary to effect the foregoing. From and after the date of this Agreement, A shall not grant any additional options to purchase shares of, or equity-based securities or rights with respect to, A Common Stock or other capital stock under the A Stock Option Plan or otherwise. Except as otherwise agreed to by the parties in this Agreement, A shall use reasonable efforts to ensure that no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement with respect to, including any right to acquire, any equity-based securities or rights of A following the Effective Time.

          (ii) As soon as practicable after the Effective Time, the Company shall deliver to the holders of A Options appropriate notices setting forth such holders' rights as described above.

          (b) Each option to purchase B Common Stock (each a "B Option") issued under B's 1996 Stock Incentive Plan, as amended, and B's 1996 Nonemployee Director Stock Option Plan, as amended (collectively, the "B 1996 Option Plans") or granted by B to any employee outside of the B Option Plans (as defined below) that is outstanding and unexercised as of the Effective Time shall, as of such time, terminate without any further action on the part of any person. Each B Option issued under B's 1994 Stock Option Plan, as amended (the "B 1994 Option Plan" and, together with the B 1996 Option Plans, the "B Option Plans ") that is outstanding and unexercised immediately prior to the Effective Time shall, as of such time, be assumed by the Company in such a manner that it is converted into an option to acquire, on similar terms and conditions as were applicable under the B 1994 Option Plan and the underlying option agreements (as modified by this Section 2.05), that number of shares of Company Common Stock equal to the number of shares of B Common Stock subject to such B Option and an equal number of Notes, each with a principal amount of $2.00 at an exercise price per share equal to the exercise price per share for such B Option immediately prior to the Effective Time, subject to adjustment in respect of Fractional Amounts. As soon as reasonably practicable, the Company shall file a registration statement under the Securities Act on Form S-8 with respect to the Company Common Stock subject to such assumed options. From and after the date of this Agreement, B shall not grant any additional options to purchase shares of, or other equity-based securities or rights with respect to, B Common Stock or other capital stock under the B Option Plans or otherwise. Except as otherwise agreed to by the parties in this Agreement, B shall use reasonable efforts to ensure that no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement with respect to, including any right to acquire, any equity-based securities or rights of B following the B Effective Time.

          (c) As of and after the Effective Time, each pilot participant eligible to receive a share of B Common Stock under B's Pilot 401(k) Plan and that certain Stock Allocation Agreement, dated May, 2001 (collectively referred to herein as the "Pilot Allocation Agreement") from the Stock Pool (as defined under such Pilot Allocation Agreement), shall be eligible to receive one share of Company Common Stock and one Note with a principal amount of $2.00, subject to adjustment in respect of Fractional Amounts, and otherwise on the same terms and conditions as were applicable, under the Pilot Allocation Agreement.

          SECTION 2.06. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of A or B held by a holder who has exercised dissenters' rights for such shares in accordance with the HBCA and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("A Dissenting Shares" or "B Dissenting Shares", as the case may be, and collectively "Dissenting Shares"), shall not be converted into or represent a right to receive Company Common Stock in the A Merger (in the case of A Dissenting Shares) or Company Common Stock and Notes in the B Merger (in the case of B Dissenting Shares), but the holder thereof shall only be entitled to such rights as are granted by the HBCA.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive shares of Company Common Stock, together with any dividends or distributions payable pursuant to
Section 2.03(c), Notes (to the extent applicable) with the proper principal amount and cash in lieu of Fractional Amounts pursuant to Section 2.03(f), together with any interest or other amounts to which such holder is entitled by their terms, in each case without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

          (c) A shall give the Company and B, and B shall give the Company and A, (i) prompt notice of any written demands for dissenters' rights received pursuant to the HBCA, withdrawals of such demands, and any other instruments served pursuant to the HBCA and received thereby and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Neither A nor B shall, except with the prior written consent of the other and the Company, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

          SECTION 2.07. Limitation on Closing and Post-Closing Payments from Assets of A. The parties agree that all payments in connection with the Mergers and the transactions contemplated hereby and by the ancillary agreements that would otherwise be required to be made by A from its assets (including, without limitation, payments in respect of severance, options issued by A, dissenting shares and other matters) shall be made exclusively by B or the B Surviving Entity from its assets to the extent such payments are required to be made on or after the Closing Date.

          SECTION 2.08. Drop-Down. If any Drop-Down Condition is satisfied, then, as soon as reasonably practicable (and, in any event, not before the receipt of all consents and approvals that, if not obtained in connection with the Drop-Down, would have an adverse effect upon the assets, properties and rights being transferred pursuant to the Drop-Down) following the Effective Time, the Company will effect the Drop-Down pursuant to an assignment and assumption agreement between the Company and Newco Sub B and such instruments of conveyance, assignment and transfer as shall be necessary to effect the Drop-Down.

          SECTION 2.09. Employee Fund. Promptly following the Effective Time, the Company, as previously requested by Gregory D. Brenneman, will establish, with a $250,000 initial contribution by the Company, a fund for the benefit of employees of the Company and its subsidiaries who are in need, which fund will be managed by a board of employees initially selected by the Company who will have sole discretion over the distribution of grants by such fund to employees of the Company who apply for grants therefrom.

          SECTION 2.10. Issuance of Shares to TW. Immediately following the Effective Time, if the aggregate number of shares of B Common Stock issued between the date hereof and the Closing Date pursuant to the exercise of B Options exceeds 250,000, the Company shall issue to TW a certificate or certificates in definitive form and registered in the name of TW representing an additional number (rounded up or down to the nearest whole number) of shares of Company Common Stock equal to 10.41% of such aggregate number. Such additional shares of Company Common Stock shall be duly authorized on or prior to such issuance and, when issued, shall be validly issued, fully paid and non-assessable, shall be issued pursuant to an exemption from the registration requirements of all applicable federal, state and foreign securities Laws and shall be free and clear of all Liens (as defined below) (other than those arising under applicable securities Laws and those arising under this Agreement or any of the ancillary agreements).

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF B

          Except as set forth in the Disclosure Schedule delivered by B to A, the Company and TW concurrently with the execution of this Agreement (the "B Disclosure Schedule") or in the B SEC Reports (as defined below) that have been filed with the SEC, and made publicly available through EDGAR, after December 31, 2000 and prior to the date hereof, B hereby represents and warrants to A, the Company and TW that:

          SECTION 3.01. Organization and Qualification. (a) B is a corporation duly organized under the laws of the Territory of Hawaii, and validly existing and in good standing under the laws of the State of Hawaii. B is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a B Material Adverse Effect. The term "B Material Adverse Effect" means any change in or effect on the business of B that is materially adverse to the financial condition, business or results of operations of B, since December 31, 2000, except for any such changes or effects resulting from this Agreement, the ancillary agreements or the transactions contemplated hereby or thereby or the announcement hereof or thereof or relating to any agreement of the type contemplated by Section 116 of the Aviation and Transportation Security Act, provided that such agreement is reasonably acceptable to TW and approved by the Secretary of the DOT (as defined below) under 49 U.S.C. Section 41308(c) and receives the prior written approval of the Company and A, and other than any change or effect which adversely affects both B and A, such as any change or effect arising out of general economic conditions unrelated to the business in which B and A are engaged, or any change or effect which affects the airline industry generally (including, but not limited to, a material change in the price of fuel and changes resulting from the terrorist attacks against the United States on September 11, 2001).

          (b) B is a "citizen of the United States" (as defined in the Federal Aviation Act of 1958, as amended, together with the aviation regulations of the FAA (as defined below), as the same may be in effect from time to time (the "Federal Aviation Act")), and is an "air carrier" within the meaning of the Federal Aviation Act operating pursuant to the terms of one or more certificates of public convenience and necessity duly issued to it by the Department of Transportation (the "DOT"), which certificates are in full force and effect and are adequate for the conduct of the business that B is conducting. B possesses all other certificates, licenses, permits, authorizations and approvals of Governmental Authorities (including without limitation the Federal Aviation Administration (the "FAA") and the Federal Communications Commission (the "FCC")) necessary to own, lease and operate its properties and to conduct the business that B is conducting (together with those certificates referred to in the preceding sentence, the "B Permits"), except where the failure to possess such B Permits would not, individually or in the aggregate, have a B Material Adverse Effect.

          (c) B has no subsidiaries. The B Disclosure Schedule lists all persons in which B has any ownership, partnership, voting or joint venture interest. To the knowledge of B, all the outstanding shares of capital stock of, or other ownership interests in, each such other person (i) have been validly issued and are fully paid and nonassessable and (ii) except for director qualifying shares, are owned directly or indirectly by B, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), including, without limitation, in respect of restrictions on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

          SECTION 3.02. Articles of Incorporation and Bylaws. B has heretofore made available to the Company and A a complete and correct copy of the Articles of Incorporation and the Bylaws of B, each as amended. Such Articles of Incorporation and Bylaws are in full force and effect. B is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

          SECTION 3.03. Capitalization. The authorized capital stock of B consists of 60,000,000 shares of B Common Stock and 2,000,000 shares of Preferred Stock, par value $.01 per share, which shares of Preferred Stock have been divided into (a) 1,979,993 shares of Preferred Stock, (b) 20,000 shares of Series A Junior Participating Cumulative Preferred Stock (the "B Series A Preferred Stock"), (c) four shares of B Series B Special Preferred Stock, (d) one share of B Series C Special Preferred Stock, (e) one share of B Series D Special Preferred Stock and (f) one share of B Series E Special Preferred Stock. As of the close of business on December 18, 2001, (i) 34,150,809 shares of B Common Stock, no shares of B Series A Junior Participating Cumulative Preferred Stock, four shares of B Series B Special Preferred Stock, one share of B Series C Special Preferred Stock, one share of B Series D Special Preferred Stock and one share of B Series E Special Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of any series or class of capital stock of B were owned by B or held in the treasury of B, (iii) 4,457,500 shares of B Common Stock were reserved for future issuance pursuant to the B Option Plans, options in respect of 3,033,000 shares of B Common Stock were outstanding and options in respect of 1,778,000 shares of B Common Stock were vested and exercisable at a weighted average exercise price of $3.1526 per share. Except for these options granted pursuant to B Option Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of B, or obligating B to issue, vote or sell any shares of capital stock of, or other equity interests in, B. The B 1996 Option Plans require that, at the Effective Time, each B Option issued under either of the B 1996 Option Plans that is outstanding and unexercised immediately prior to the Effective Time shall terminate without any further liability on the part of B or the B Surviving Entity and without any further action on the part of any person. At the Effective Time, (i) the B 1994 Option Plan requires that each B Option issued under such B 1994 Option Plan that is outstanding and unexercised immediately prior to the Effective Time convert and adjust as provided in
Section 2.05 hereof pursuant to the terms of such B 1994 Option Plan without any further action on the part of any person and (ii) no more than 50,000 shares of B Common Stock in the aggregate are, or will immediately prior to the B Effective Time be, issuable upon the exercise of all B Options issued pursuant to the B 1994 Option Plan that are outstanding and unexercised as of such time. All B Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of B to repurchase, redeem or otherwise acquire any shares of capital stock of B. Except for its ownership interests described in the B Disclosure Schedule, B does not beneficially own directly or indirectly and has not agreed to purchase or otherwise acquire, any of the capital stock of, or any interest convertible into or exchangeable or exercisable for, any of the capital stock of any corporation, partnership, joint venture or other business association or entity. There are no material outstanding contractual obligations of B to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. B is obligated to issue up to 1,685,380 shares of B Common Stock pursuant to the Pilots Allocation Agreement, of which 518,910 have been issued as of the date hereof.

          SECTION 3.04. Authority Relative to this Agreement and the Ancillary Agreements. B has all necessary corporate power and authority to execute and deliver this Agreement and the ancillary agreements to which B is a party, and subject (in the case of the consummation of the B Merger only) to obtaining the required approval of the stockholders of B, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the ancillary agreements to which B is a party by B and the consummation by B of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of B are necessary to authorize this Agreement or any of the ancillary agreements to which it is a party or to consummate the transactions contemplated hereby or thereby (other than, with respect to the B Merger only, the approval and adoption of this Agreement by the votes of the stockholders described in Section 3.15 and the filing and recordation of the Articles of Merger as required by the HBCA and the filing of any Certificate of Merger as required by the DLLCA or the DGCL, as the case may be). Each of this Agreement and the ancillary agreements to which B is a party has been duly and validly executed and delivered by B and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitutes a legal, valid and binding obligation of B, enforceable against B in accordance with its terms.

          SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the ancillary agreements to which B is a party by B do not, and the performance of this Agreement and the ancillary agreements to which B is a party by B and the consummation by B of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of B, (ii) assuming that all consents, approvals, authorizations, notifications and other actions identified in Section 3.05(b) and the related section of the B Disclosure Schedule have been obtained and all filings and obligations described in Section 3.05(b) have been made or complied with, conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to B or by which any property or asset of B is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of B pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a B Material Adverse Effect, have a material adverse effect on the ability of B to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

          (b) The execution and delivery of this Agreement and the ancillary agreements to which B is a party by B do not, and the performance of this Agreement and the ancillary agreements to which B is a party by B and the consummation by B of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency or commission ("Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act, Securities Exchange Act of 1934 (the "Exchange Act"), the Trust Indenture Act, state securities or "blue sky" laws ("Blue Sky Laws"), the American Stock Exchange ("AMEX"), the Pacific Stock Exchange ("PSE"), the notice requirements of the FCC, FAA and DOT, state takeover laws, the Worker Adjustment and Retiring Notification Act or any similar state law (collectively, "WARN"), the notice requirements of the Hawaii Dislocated Workers Act, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), Hawaii antitrust and trade regulation laws, and filing and recordation of the Articles of Merger as required by the HBCA and the filing of any Certificate of Merger as required by the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL) and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a B Material Adverse Effect, have a material adverse effect on the ability of B to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

          SECTION 3.06. Permits; Compliance. No suspension or cancellation of any of the B Permits is pending or, to the actual knowledge of B, threatened, except where the failure to have, or the suspension or cancellation of, any of the B Permits would not, individually or in the aggregate, have a B Material Adverse Effect. B is not in conflict with, or in default or violation of (a) any Law applicable to B or by which any property or asset of B is bound or affected,
(b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which B is a party or by which B or any property or asset of B is bound or affected or (c) any B Permits, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a B Material Adverse Effect.

          SECTION 3.07. SEC Filings; Financial Statements. (a) B has timely filed or furnished all forms, reports and documents required to be filed or furnished by it with or to the Securities and Exchange Commission (the "SEC") since December 31, 2000 (collectively, the "B SEC Reports"). The B SEC Reports, as of their respective dates, (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements of B (including, in each case, any notes thereto) contained in the B SEC Reports complies with all applicable requirements of the SEC and was prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position and results of operations of B as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring audit adjustments which were not and are not expected, individually or in the aggregate, to have a B Material Adverse Effect).

          (c) B has no known liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise) that would, individually or in the aggregate, have a B Material Adverse Effect.

          (d) B is not indebted to any director, officer, employee or agent of B (except for amounts due as normal salaries and bonuses and payments due to agents under contracts and in reimbursement of ordinary course expenses) and no such person is indebted to B, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Exchange Act since December 31, 2000.

          (e) B has no commitments, obligations or plans for capital expenditures or otherwise involving cash payments in excess of an aggregate of $2,000,000 expected to be paid or become payable either within 12 months from the date hereof or as a result of the Mergers, other than (i) pursuant to B Material Contracts (as defined below), (ii) pursuant to Section 9.05 or (iii) other payments pursuant to this Agreement and the ancillary agreements.

          SECTION 3.08. Absence of Certain Changes or Events. Since December 31, 2000, except as contemplated by this Agreement or any of the ancillary agreements to which it is a party, B has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any B Material Adverse Effect or any event or circumstance reasonably likely to result in a B Material Adverse Effect, (b) any material change by B in its accounting (tax, financial or otherwise) methods, principles or practices, (c) any revaluation by B of any material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (d) any entry by B into any commitment or transaction material to B or any amendment or modification to, or waiver or relinquishment of any rights under, any B Permit or B Material Contract, other than after the date hereof in the regular, usual and ordinary course of business, (e) any declaration, setting aside or payment of any dividend or distribution in respect of the B Shares or any redemption, purchase or other acquisition of any of its securities, (f) any split, combination or reclassification of any of the capital stock of B or any issuance, or the authorization of any issuance, of any securities in respect of, in lieu of or in substitution for shares of capital stock of B or (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan relating to any employee of B, or any other increase in the compensation payable or to become payable to any officers or key employees of B, except as required by any Law or existing agreement or plan.

          SECTION 3.09. Absence of Litigation. There is no litigation, suit, claim, action or proceeding pending or, to the knowledge of B, threatened in writing against B, or any property or asset of B, before any court, arbitrator or Governmental Authority, domestic or foreign, (i) seeking relief which, if ordered, would, individually or in the aggregate, have a B Material Adverse Effect or (ii) as of the date hereof, seeking relief which, if ordered, would delay or prevent the consummation of any transaction contemplated hereby or by any of the ancillary agreements. Neither B nor any property or asset of B is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of B, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or arbitrator having, individually or in the aggregate, a B Material Adverse Effect.

          SECTION 3.10. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, policy, commitment, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), sponsored, maintained or contributed to, or to which there is an obligation to contribute, by B, or with respect to which B could incur liability under Title IV of ERISA, including, but not limited to, Section 4069, 4212(c) or 4204 of ERISA (the "B Benefit Plans"), B has delivered or made available to A and the Company a true and correct copy of (i) such B Benefit Plan and all amendments thereto and the most recent summary plan description related to each B Benefit Plan for which a summary plan description is required,
(ii) each trust agreement relating to such Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"),
(iv) the most recent actuarial report and/or financial statement, if any, relating to any B Benefit Plan, (v) the most recent determination letter, if any, issued by the IRS with respect to any B Benefit Plan qualified under
Section 401(a) of the Code, (vi) all material communications with any Governmental Authority (including the Pension Benefit Guaranty Corporation and the IRS) given or received within the last three years, and (vii) a description of all unwritten B Benefit Plans, if any.

          (b) To the knowledge of B, each B Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the B Benefit Plans as of the date hereof have been timely made or have been reflected on the most recent balance sheet filed or incorporated by reference in the B SEC Reports prior to the date hereof. All of the B Benefit Plans are in compliance with all applicable requirements of Law, including ERISA and the Code, except to the extent that any such non-compliance would not have a B Material Adverse Effect.

          (c) There are no pending actions, claims or lawsuits that have been asserted regarding the B Benefit Plans directly or, to the knowledge of B, against any fiduciary of any B Benefit Plan with respect to their operation (other than routine benefit claims) which could result in liability.

          (d) There is no B Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

          (e) Each B Benefit Plan which is a "group health plan" (as defined in Section 607(1) of ERISA) is in compliance with Section 601 et seq. of ERISA, the Health Insurance Portability and Accountability Act and any other applicable federal, state or local Law.

          (f) B is not a party to any collective bargaining or other labor union contract applicable to persons employed by B and is not negotiating any collective bargaining agreements. As of the date hereof, there is no labor dispute, strike or work stoppage against B pending or, to the knowledge of B, threatened in writing which may interfere with the business activities of B, except where such dispute, strike or work stoppage would not have a B Material

Adverse Effect. As of the date hereof, to the knowledge of B, none of B or its representatives or employees, has committed any unfair labor practices in connection with the operation of the business of B, and there is no charge or complaint against B by the National Labor Relations Board or any comparable federal or state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a B Material Adverse Effect.

          (g) B has delivered to A true and correct copies of (i) all employment agreements with officers of B; (ii) all severance plans, agreements, programs and policies of B with or relating to its employees; (iii) all plans, programs, agreements and other arrangements intended to satisfy the performance-based exception under Section 162(m) of the Code; and (iv) all plans, programs, agreements and other arrangements of B with or relating to its employees which contain change in control provisions.

          (h) Except as required by Law, no B Benefit Plan provides, or has liability with respect to, retiree medical or other retiree welfare benefits to any person.

          (i) B is not a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (disregarding Section 280G(b)(4) of the Code).

          (j) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of B to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting of, or increase the amount of, any compensation due to any current or former employee of B; (iii) reasonably be expected to result in any "excess parachute payment" under Section 280G of the Code; or (iv) result in any material liability to any present or former employee, including as a result of WARN.

          (k) B has no material liability, whether absolute or contingent, including any material obligations under any B Benefit Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

          (l) B has not entered into any transaction with any B Benefit Plan.

          (m) Section 3.10(m) of the B Disclosure Schedule sets forth (i) a true and correct list of all individuals who would be entitled to severance payments pursuant to an individual agreement with B and the amount of cash severance payments to which each such person would be entitled thereunder and (ii) with respect to any formal or informal severance program, plan or arrangement of B that does not involve an individual agreement between B and any individual, (A) a brief written description of such program, plan or arrangement and (B) the number of individuals entitled to severance benefits under such program, plan or arrangement.

          (n) Section 3.10(n) of the B Disclosure Schedule sets forth a true and correct list of all persons who hold B Options, and sets forth, for each such person, (i) the number of shares of B Common Stock underlying the B Options held by such person as of the date hereof, (ii) the exercise price per share with respect to each such B Option, (iii) the expiration date for such B Option, and
(iv) the Cash-Out Amount (as defined below) with respect to the B Options (whether or not vested) that are held by such person. For purposes of this Agreement, "Cash-Out Amount" shall mean, with respect to each share of B Common Stock underlying a B Option (whether or not vested), $4.00 minus the exercise price per share of such B Option.

          (o) To the knowledge of B based on a good faith interpretation of the Air Transportation Safety and System Stabilization Act (the "Stabilization Act"), (i) except as set forth in Section 3.10(o) of the B Disclosure Schedule, no B employee's or officer's "total compensation" (within the meaning of the Stabilization Act) exceeded $300,000 in calendar year 2000 and (ii) with respect to any persons so identified pursuant to clause (i), B has not made or promised to make any payments or taken any action which may adversely affect the Company's ability to obtain a Federal credit instrument under Section 101(a)(1) of the Stabilization Act.

          SECTION 3.11. Taxes. B (i) has prepared and timely filed all material Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (ii) has paid all Taxes required to be shown to be due on such Tax Returns; (iii) is not a party to any Tax sharing agreement or arrangement; (iv) has withheld or collected and paid over to the appropriate Taxing Authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, including but not limited to all employment and payroll Taxes; and (v) as of the date hereof, has neither extended nor waived any applicable statute of limitations with respect to Taxes and has not otherwise agreed to any extension of time with respect to Tax assessment or deficiency. The most recent financial statements filed with the SEC and publicly available prior to the date of this Agreement reflect an adequate reserve for all Taxes payable by B for all Taxable periods and portions thereof accrued through the date of such financial statements. No material deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against B that are not adequately reserved for in accordance with U.S. GAAP. There are no Liens for Taxes upon the assets of B except for Taxes that are not yet due and payable. As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means, with respect to any Person (as defined below), (a) all taxes, domestic or non-U.S., including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty, value added or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition, and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person; (ii) the term "Tax Return(s)" means all returns, consolidated or otherwise, report or statement (including without limitation informational returns), required to be filed with any Taxing Authority; (iii) the term "Taxing Authority" means any authority of competent jurisdiction responsible for the imposition of any Tax; and (iv) the term "Person" means any corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature.

          SECTION 3.12. Environmental Matters. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and mixtures thereof; (D) radon; (E) asbestos; (F) any other contaminant; and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any federal, state or local Law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; (C) noise regulations or (D) otherwise relating to pollution of the environment.

          (b) To the knowledge of B, except as would not, individually or in the aggregate, have a B Material Adverse Effect: (i) B is not in violation of any Environmental Law; (ii) none of the properties owned, leased or operated exclusively by B is contaminated with any Hazardous Substance; (iii) B is not currently liable (as a result of an existing condition) to undertake investigation or remediation, or to share the costs of investigation or remediation, or to pay any other costs, with respect to any contamination under Environmental Laws or relating to Hazardous Substances; (iv) B is not liable to pay any amount or to undertake any action under any Environmental Law; (v) B has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (vi) B is in compliance with its Environmental Permits; (vii) there are no pending, or, to the knowledge of B, threatened claims against B relating to any Environmental Law or Hazardous Substance; and
(viii) B has made available true and correct copies of any environmental reports commissioned or received by it within the last five years to each of A and the Company.

          SECTION 3.13. Insurance. B has obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire, terrorism, war and other risks insured against by extended coverage, as to the knowledge of B is customarily carried by reasonably prudent persons conducting businesses or owning or leasing assets similar to those owned or leased by B, and has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of B or any properties owned, occupied or controlled by B, in such amount as is customarily carried by reasonably prudent persons conducting businesses or owning assets similar to those of B. The execution, delivery, performance and consummation of this Agreement and the ancillary agreements will not affect the insurance coverage of B.

          SECTION 3.14. Board Approval. The Board of Directors of B, acting on the recommendation of the Special Committee, has, on December 18, 2001, (i) approved and adopted this Agreement, the B Merger and the ancillary agreements to which B is a party, (ii) determined that this Agreement, the B Merger and the ancillary agreements to which B is a party are in the best interests of B and its stockholders and that the terms of this Agreement, the B Merger and the ancillary agreements to which B is a party are advisable and fair to B and its stockholders, (iii) determined to recommend that the stockholders of B approve and adopt this Agreement and the B Merger and (iv) resolved to elect, to the extent permitted by Law, not to be subject to any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover laws and regulations of any jurisdiction (including Sections 415-171 and 172 and Chapter 417E of the HBCA) that may purport to be applicable to this Agreement or any ancillary agreement. In addition, the Board of Directors of B has taken all necessary action under the Rights Agreement, dated December 23, 1994, by and between B and ChaseMellon Shareholder Services LLC, as successor to Chemical Trust Company of California, as such agreement has been amended, restated, modified and supplemented from time to time (the "B Rights Agreement") (including any amendment thereof) so that (A) none of the execution, delivery or performance of this Agreement or any of the ancillary agreements or the consummation of any of the transactions contemplated hereby or thereby will cause (1) the rights issued pursuant to the B Rights Agreement to become exercisable, (2) a Distribution Date to occur, (3) Share Acquisition Date to occur, (4) a Section 11(a)(ii) Event to occur or (4) a
Section 13(a) Event to occur and (B) the execution, delivery and performance of this Agreement and the ancillary agreements and the consummation of the transactions contemplated hereby and thereby will be exempt from the B Rights Agreement. B has furnished the other parties to this Agreement with a true and correct copy of the resolutions of the Board of Directors of B that has the effects specified in the preceding sentence.

          SECTION 3.15. Vote Required. The only vote of the holders of any class or series of capital stock of B necessary to approve this Agreement, the ancillary agreements to which B is a party, the B Merger and the other transactions contemplated hereby and thereby is the affirmative vote of the holders of at least 75% of the outstanding B Shares, voting together as a class, to approve and adopt the B Merger as provided for in this Agreement. To the knowledge of B, the stockholder approval described in Section 8.01(a)(ii) (a) will, when obtained, comply with Section 414-264 of the HBCA and (b) assuming the record date for the B Stockholders' Meeting were December 17, 2001, will not require the affirmative vote of more than 77.5% of the outstanding shares of B Common Stock and B Special Preferred Stock, voting together as a class.

          SECTION 3.16. Certain Agreements. All contracts listed or which would be required to be listed as an exhibit to any of the B SEC Reports under the rules and regulations of the SEC and any contracts that would be required to be so listed but for the exception with respect to listing contracts made in the ordinary course of business and all other material contracts that purport to bind B or any of its properties or assets, including all contracts that are with any union or that relate to indebtedness, board composition, governance or control rights, the acquisition or disposition of aircraft or other material assets or that constitute a capital or operating lease (the "B Material Contracts"), are valid and in full force and effect, and neither B nor, to B's knowledge, any other party to any such contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would (a) constitute a default, (b) give rise to a right of termination on the part of any other party thereto, (c) result in the acceleration of any payments due or (d) give rise to the imposition of any fees, penalties, payments or other charges that would not otherwise apply, under the provisions of any such B Material Contract. Section 3.16 of the B Disclosure Schedule sets forth a true and correct list of the B Material Contracts, as amended, supplemented, waived or otherwise modified, including, for each such B Material Contract, the date thereof and the names of each of the parties thereto. B has heretofore made available to the Company and A a complete and correct copy of each such B Material Contract. Neither B nor, to the knowledge of B, any of its affiliates has entered into any agreement or arrangement limiting or otherwise restricting B or any of its affiliates or successors from engaging or competing in any line of business or in any geographic area.

          SECTION 3.17. Registration Statement and Proxy Statement. None of the information to be supplied in writing by B for inclusion or incorporation by reference in the Registration Statement (as defined below), including the Joint Proxy Statement/Prospectus (as defined below) contained therein, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to B) in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the HBCA.

          SECTION 3.18. Intellectual Property. (a) Section 3.18(a) of the B Disclosure Schedule sets forth a true, correct and complete list of all material specified in clause (i) or (iv) below that is registered, or pending registration, with any Governmental Authority and all material Intellectual Property specified in clause (ii) or (v) below, in each case that is owned by, used by or licensed to B, specifying, as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates. "Intellectual Property" means all intellectual property in any jurisdiction, including: (i) all trademarks, service marks, brand names, certification marks, trade dress, assumed names, business names, trade names and other indications of origin (including, in each case, the goodwill associated therewith), whether registered or unregistered;
(ii) any and all patent applications, and patents (including letters patent and industrial designs), design registrations, and applications to register industrial designs that issue, and any and all rights to any of the foregoing anywhere in the world, including any provisionals, substitutions, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations-in-part, continuations or other continued prosecution applications, requests for continued examination, and other similar filings or notices provided for under the laws of the United States, or of any other country; (iii) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, inventor's notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information (whether or not patentable), inventions, invention disclosures, unpatented blue prints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information; (iv) writings and other copyrightable works of authorship, including computer programs, source code, object code and documentation (whether or not released) databases and documentation therefor, and all copyrights and any non-registered copyrights to any of the foregoing; (v) Internet protocol addresses and networks, including domain names, e-mail addresses, world wide web
(www) and http addresses, network names, network addresses and services; (vi) privacy and publicity rights; (vii) any similar intellectual property or proprietary rights; and (viii) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof and all other rights to any of the foregoing. "B Intellectual Property" means the Intellectual Property that is owned by, used by or licensed to B.

          (b) To the knowledge of B, B owns the entire right, title and interest in and to, or has a valid license to use, the B Intellectual Property (including, without limitation, the right to use and, with respect to the Intellectual Property owned by B, the right to license the same). There are no pending, or to the knowledge of B, threatened in writing actions, claims or proceedings of any nature affecting or relating to the B Intellectual Property. There are no notices or claims currently pending or received by B that claim infringement of or by any B Intellectual Property. There is, to the knowledge of B, no reasonable basis upon which any claim may be asserted by or against B for infringement or misappropriation of or by any B Intellectual Property. All letters patent, registrations and certificates issued by any Governmental Authority relating to the B Intellectual Property and all licenses and other agreements pursuant to which B uses the B Intellectual Property are valid and subsisting, have been properly maintained and neither B nor, to the knowledge of B, any third party, is in default or violation thereunder. The Intellectual Property owned or licensed by B constitutes all Intellectual Property necessary to conduct the business as it is presently conducted.

          SECTION 3.19. Assets. Except as would not, individually or in the aggregate, have a B Material Adverse Effect, the assets, properties, rights and contracts held by B are sufficient to permit B to conduct its business as currently being conducted. All assets and property owned or leased by B are owned free and clear of all Liens except for (i) those Taxes and general assessments not in default and payable without penalty or interest and (ii) those that do not materially adversely interfere with any present or planned use of such property.

          SECTION 3.20. Aircraft; Maintenance. Section 3.20 of the B Disclosure Schedule sets forth a true, correct and complete list of all aircraft owned by B and all lease, sublease or other agreements (including without limitation by means of one or more capital leases) pursuant to which B operates aircraft, including a description of the type and aircraft number of each such aircraft and the date B placed such aircraft in service or proposes to place such aircraft in service. Each such aircraft is in airworthy condition and is being maintained according to applicable FAA and other applicable regulatory standards and is owned free and clear of Liens.

          SECTION 3.21. Routes. Section 3.21 of the B Disclosure Schedule sets forth a true, correct and complete list of all flight routes flown by B.

          SECTION 3.22. Opinion of Financial Advisor. The Board of Directors of B and the Special Committee have received the written opinion of Morgan Stanley & Co. Incorporated, in customary form, to the effect that, as of the date of this Agreement, the consideration to be received by holders of B Common Stock (other than C, TW, the Company and their respective affiliates) in the B Merger is fair to such stockholders from a financial point of view, a copy of which opinion has been delivered to the Company and A.

          SECTION 3.23. Brokers; Expenses. (a) No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated and SMC and John W. Adams) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of
B. B has heretofore made available to the Company and A a complete and correct copy of all agreements with Morgan Stanley & Co. Incorporated pursuant to which such persons would be entitled to any payment relating to such transactions.

          (b) Except as contemplated by the SMC/Adams Advisory Agreement, B has not funded, reimbursed or otherwise paid for (and has not agreed, or otherwise undertaken any obligation, to fund, reimburse or otherwise pay for) any fees, costs, expenses or other charges to SMC or John W. Adams (other than existing salary and other regular, usual and ordinary course payments to John W. Adams).

          SECTION 3.24. Takeover Statutes. This Agreement, the ancillary agreements and the transactions contemplated hereby and thereby have been approved in writing by the board of directors of B to the extent necessary for there to be no "Take-over offer" (as defined in Chapter 417E of the HBCA) relating to B or its securities in connection herewith or therewith. As of the date hereof, no "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation (including, without limitation, Section 415-171 and Section 415-172 and Chapter 417E of the HBCA) is applicable to the B Merger or the other transactions contemplated by this Agreement or any of the ancillary agreements.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF A

          Except as set forth in the financial statements of A referred to in
Section 4.07(a) and except as set forth in the Disclosure Schedule (the "A Disclosure Schedule"), in each case delivered by A to B, the Company and TW concurrently with the execution of this Agreement, A hereby represents and warrants to B, the Company and TW that:

          SECTION 4.01. Organization and Qualification; Subsidiaries. (a) A is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and each subsidiary of A is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of A and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have an A Material Adverse Effect. The term "A Material Adverse Effect" means (i) any change in or effect on the business of A and its subsidiaries that is materially adverse to the financial condition, business or results of operations of A and its subsidiaries taken as a whole, since December 31, 2000, except for any such changes or effects resulting from this Agreement, the ancillary agreements or the transactions contemplated hereby or thereby or the announcement hereof or thereof or relating to any agreement of the type contemplated by Section 116 of the Aviation and Transportation Security Act, provided that such agreement is reasonably acceptable to TW and approved by the Secretary of the DOT under 49 U.S.C. Section 41308(c) and receives the prior written approval of the Company and A, and other than any change or effect which adversely affects both A and B, such as any change or effect arising out of general economic conditions not related to the business in which A and B are engaged, or any change or effect which affects the airline industry generally (including, but not limited to, a material change in the price of fuel and changes resulting from the terrorist attacks against the United States on September 11, 2001).

          (b) Each of Aloha Airlines, Inc. and Aloha IslandAir, Inc. is a "citizen of the United States" as defined in the Federal Aviation Act and is an "air carrier" within the meaning of the Federal Aviation Act operating pursuant to the terms of an exemption authority and (i) in the case of Aloha Airlines, Inc., the certificate of public convenience and necessity duly issued to it by the DOT and (ii) in the case of Aloha IslandAir, Inc., an air taxi operator commuter air carrier registration, which certificates, registrations and authorities are in full force and effect and are adequate for the conduct of the businesses that each of such subsidiaries of A is conducting. Each of A and its subsidiaries possesses all other certificates, licenses, permits, authorizations and approvals of Governmental Authorities (including without limitation the FAA and the FCC) necessary to own, lease and operate its properties and to conduct the business that each of A and its subsidiaries is conducting (together with those certificates referred to in the preceding sentence, the "A Permits"), except where the failure to possess such A Permits would not, individually or in the aggregate, have an A Material Adverse Effect.

          (c) The A Disclosure Schedule lists all subsidiaries of A and all other persons in which A has any ownership, partnership, voting or joint venture interest. To the knowledge of A, all the outstanding shares of capital stock of, or other ownership interests in, each such subsidiary (and, to the extent beneficially owned by A, other person) (i) have been validly issued and are fully paid and nonassessable and (ii) except for director qualifying shares, are owned directly or indirectly by A, free and clear of all Liens, including, without limitation, in respect of restrictions on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

          SECTION 4.02. Articles of Incorporation and Bylaws. A has heretofore made available to the Company and B a complete and correct copy of the Articles of Incorporation and the Bylaws of A and the equivalent organizational documents of its subsidiaries, each as amended if applicable. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect. Neither A nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

          SECTION 4.03. Capitalization. The authorized capital stock of A consists of (a) 22,483,750 shares of A Class A Common Stock, (b) 4,072,829 shares of A Class B Common Stock, (c) 111,726 shares of Series A 12% Redeemable Cumulative Preferred Stock, face value $28.50 per share, of A (the "A Series A Preferred Stock"), (d) 20,000 shares of A Series B Preferred Stock and (e) 100,000 shares of A Series C Preferred Stock. As of the close of business on December 18, 2001, (i) 4,442,991 shares of A Class A Common Stock, 2,927,174 shares of Class B Common Stock, no shares of A Series A Preferred Stock, 5,308 shares of A Series B Preferred Stock and 15,000 shares of A Series C Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of any series or class of capital stock of A were owned by A or held in the treasury of A or owned by any subsidiaries of A and (iii) 483,680 shares of A Class A Common Stock were reserved for future issuance pursuant to the A Stock Option Plan, options in respect of 483,000 shares of A Class A Common Stock were outstanding and options in respect of 403,000 shares of A Class A Common Stock were vested and exercisable at a weighted average exercise price of $4.21 per share. Immediately prior to the Effective Time on the Closing Date after the conversion of the A Series B Preferred Stock in accordance with Section 2.01(a)(i), the issued and outstanding shares of capital stock of A shall consist exclusively of: 5,524,496 shares of A Class A Common Stock, 2,927,174 shares of Class B Common Stock, no shares of A Series A Preferred Stock, no shares of A Series B Preferred Stock and 15,000 shares of A Series C Preferred Stock, all of which will be validly issued, fully paid and nonassessable. Except for the options granted pursuant to the A Stock Option Plan and the rights of holders of shares of A Series B Preferred Stock to convert such shares into A Class A Common Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of A or any subsidiary of A or obligating A or any subsidiary of A to issue or sell any shares of capital stock of, or other equity interests in, A or any subsidiary of
A. All A Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of A or any subsidiary of A to repurchase, redeem or otherwise acquire any shares of capital stock of A or any subsidiary of A. Except for its ownership interests in its subsidiaries described in the A Disclosure Schedule, neither A nor any subsidiary of A beneficially owns directly or indirectly or has agreed to purchase or otherwise acquire, any of the capital stock of, or any interest convertible into or exchangeable or exercisable for, any of the capital stock of any corporation, partnership, joint venture or other business association or entity. There are no material outstanding contractual obligations of A or any subsidiary of A to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

          SECTION 4.04. Authority Relative to this Agreement and the Ancillary Agreements. A has all necessary corporate power and authority to execute and deliver this Agreement and the ancillary agreements to which A is a party, subject (in the case of the consummation of the A Merger only) to obtaining the required approval of the stockholders of A, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the ancillary agreements to which A is a party by A and the consummation by A of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of A are necessary to authorize this Agreement or any of the ancillary agreements to which A is a party or to consummate the transactions contemplated hereby or thereby (other than, with respect to the A Merger only, the approval and adoption of this Agreement by the vote of the stockholders described in Section 4.15 and the filing and recordation of the Articles of Merger as required by the HBCA and the filing of any Certificate of Merger as required by the DGCL or the DLLCA, as the case may be). Each of this Agreement and the ancillary agreements to which A is a party has been duly and validly executed and delivered by A and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of A, enforceable against A in accordance with its terms.

          SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the ancillary agreements to which A is a party by A do not, and the performance of this Agreement and the ancillary agreements to which A is a party by A and the consummation by A of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of A or its subsidiaries, (ii) assuming that all consents, approvals, authorizations, notifications and other actions identified in Section 4.05(b) of the A Disclosure Schedule have been obtained and all filings and obligations described in Section 4.05(b) have been made or complied with, conflict with or violate any Law applicable to A or any of its subsidiaries or by which any property or asset of A or any of its subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of A or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have an A Material Adverse Effect, have a material adverse effect on the ability of A to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

          (b) The execution and delivery of this Agreement and the ancillary agreements to which A is a party by A do not, and the performance of this Agreement and the ancillary agreements to which A is a party by A and the consummation by A of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the notice requirements of the FCC, FAA and DOT, state takeover laws, WARN, the notice requirements of the Hawaii Dislocated Workers Act, the pre-merger notification requirements of the HSR Act, Hawaii antitrust and trade regulation laws and filing and recordation of the Articles of Merger as required by the HBCA and the filing of any Certificate of Merger as required by the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL) and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have an A Material Adverse Effect, have a material adverse effect on the ability of A to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

          SECTION 4.06. Permits; Compliance. No suspension or cancellation of any of the A Permits is pending or, to the actual knowledge of A, threatened, except where the failure to have, or the suspension or cancellation of, any of the A Permits would not, individually or in the aggregate, have an A Material Adverse Effect. Neither A nor any of its subsidiaries is in conflict with, or in default or violation of, (a) any Law applicable to A or any of its subsidiaries or by which any property or asset of A or any of its subsidiaries is bound or affected, (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which A or any subsidiary of A is a party or by which A or any of its subsidiaries or any property or asset of A or any of its subsidiaries is bound or affected or (c) any

A Permits, except for any such defaults or violations that would not, individually or in the aggregate, have an A Material Adverse Effect.

          SECTION 4.07. Financial Statements. (a) A's audited consolidated financial statements (including, in each case, any notes thereto) at and for the years ended December 31, 2000, 1999 and 1998 and A's unaudited consolidated financial statements (including, in each case, any notes thereto) at and for the nine months ended September 30, 2001 (collectively, the "A Financial Statements"), true and complete copies of which have been previously delivered to B, have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position and results of operations of A and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring audit adjustments which were not and are not expected, individually or in the aggregate, to have an A Material Adverse Effect).

          (b) A has no known liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would, individually or in the aggregate, have an A Material Adverse Effect.

          (c) A is not indebted to any director, officer, employee or agent of A (except for amounts due as normal salaries and bonuses and payments due to agents under contracts and in reimbursement of ordinary course expenses) and no such person is indebted to A, and there have been no other transactions of the type which would be required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Exchange Act since December 31, 2000, but for the fact that neither A nor any subsidiary of A is subject to the Exchange Act and does not file reports thereunder.

          (d) A has no commitments, obligations or plans for capital expenditures or otherwise involving cash payments in excess of an aggregate of $2,000,000 expected to be paid or to become payable either within 12 months from the date hereof or as a result of the Mergers, other than (i) pursuant to A Material Contracts (as defined below), (ii) pursuant to Section 9.05 or (iii) other payments pursuant to this Agreement and the ancillary agreements.

          SECTION 4.08. Absence of Certain Changes or Events. Since December 31, 2000, except as contemplated by this Agreement or any of the ancillary agreements to which it is a party, each of A and its subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any A Material Adverse Effect or any event or circumstance reasonably likely to result in an A Material Adverse Effect, (b) any material change by A in its accounting (tax, financial or otherwise) methods, principles or practices, (c) any revaluation by A or any of its subsidiaries of any material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (d) any entry by A or any of its subsidiaries into any commitment or transaction material to A and its subsidiaries taken as a whole or any amendment or modification to, or waiver or relinquishment of any rights under, any A Permit or A Material Contract, other than after the date hereof in the regular, usual and ordinary course of business, (e) any declaration, setting aside or payment of any dividend or distribution in respect of the A Shares or any redemption, purchase or other acquisition of any of its securities, (f) any split, combination or reclassification of any of the capital stock of A or any of its subsidiaries or any issuance, or the authorization of any issuance, of any securities in respect of, in lieu of or in substitution for shares of capital stock of A or any of its subsidiaries, or (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan relating to any employee of A or of any subsidiary of A, or any other increase in the compensation payable or to become payable to any officers or key employees of A or any of its subsidiaries, except as required by Law or any existing agreement or plan.

          SECTION 4.09. Absence of Litigation. There is no litigation, suit, claim, action or proceeding pending or, to the knowledge of A, threatened in writing against A or any of its subsidiaries, or any property or asset of A or any of its subsidiaries, before any court, arbitrator or Governmental Authority, domestic or foreign, (i) seeking relief which, if ordered, would, individually or in the aggregate, have an A Material Adverse Effect or (ii) as of the date hereof, seeking relief which, if ordered, would delay or prevent the consummation of any transaction contemplated hereby or by any of the ancillary agreements. Neither A or any of its subsidiaries nor any property or asset of A or any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of A, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or arbitrator having, individually or in the aggregate, an A Material Adverse Effect.

          SECTION 4.10. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, policy, commitment, program, arrangement and contract (including, without limitation, any employee benefit plan, as defined in Section 3(3) of ERISA, sponsored, maintained or contributed to, or to which there is an obligation to contribute, by A, or with respect to which A could incur liability under Title IV of ERISA, including, but not limited to, Section 4069, 4212(c) or 4204 of ERISA (the "A Benefit Plans "), A has delivered or made available to B and the Company a true and correct copy of (i) the most recent summary plan description related to each A Benefit Plan and all amendments thereto for which a summary plan description is required, (ii) each trust agreement relating to such Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS, (iv) the most recent actuarial report and/or financial statement, if any, relating to an A Benefit Plan, (v) the most recent determination letter, if any, issued by the IRS with respect to any A Benefit Plan qualified under Section 401(a) of the Code, (vi) all material communications with any Governmental Authority (including the Pension Benefit Guaranty Corporation and the IRS) given or received within the last three years, and (vii) a description of all unwritten A Benefit Plans, if any.

          (b) To the knowledge of A, each A Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the A Benefit Plans as of the date hereof have been timely made or have been reflected on A's most recent consolidated balance sheet. All of the A Benefit Plans are in compliance with all applicable requirements of Law, including ERISA and the Code, except to the extent that any such noncompliance would not have an A Material Adverse Effect.

          (c) There are no pending actions, claims or lawsuits that have been asserted regarding the A Benefit Plans directly or, to the knowledge of A, against any fiduciary of any A Benefit Plan with respect to their operation (other than routine benefit claims) which could result in liability.

          (d) There is no A Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

          (e) Each A Benefit Plan which is a "group health plan" (as defined in Section 607(1) of ERISA) is in compliance with Section 601 et seq. of ERISA, the Health Insurance Portability and Accountability Act and any other applicable federal, state or local law.

          (f) Neither A nor any subsidiary of A is a party to any collective bargaining or other labor union contract applicable to persons employed by A or any subsidiary of A and neither A nor any subsidiary of A is negotiating any collective bargaining agreements. As of the date hereof, there is no labor dispute, strike or work stoppage against A or any subsidiary of A pending or, to the knowledge of A, threatened in writing which may interfere with the business activities of A, except where such dispute, strike or work stoppage would not have an A Material Adverse Effect. As of the date hereof, to the knowledge of A, none of A or any subsidiary of A or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the business of A or any of its subsidiaries, and there is no charge or complaint against A or any subsidiary of A by the National Labor Relations Board or any comparable federal or state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have an A Material Adverse Effect.

          (g) A has delivered to B true and correct copies of (i) all employment agreements with officers of A and the subsidiaries of A; (ii) all severance plans, agreements, programs and policies of A and the subsidiaries of A with or relating to their employees; (iii) all plans, programs, agreements and other arrangements intended to satisfy the performance-based exception under Section 162(m) of the Code; and (iv) all plans, programs, agreements and other arrangements of A and the subsidiaries of A with or relating to their respective employees which contain change in control provisions.

          (h) Except as required by Law, no A Benefit Plan provides, or has liability with respect to, retiree medical or other retiree welfare benefits to any person.

          (i) A is not a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (disregarding Section 280G(b)(4) of the Code).

          (j) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of A to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting of, or increase the amount of, any compensation due to any current or former employee of A; (iii) reasonably be expected to result in any "excess parachute payment" under Section 280G of the Code; or (iv) result in any material liability to any present or former employee, including as a result of WARN.

          (k) A has no material liability, whether absolute or contingent, including any material obligations under any A Benefit Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

          (l) A has not entered into any transaction with any A Benefit Plan.

          (m) In respect of all employees of A (other than A's current Chief Executive Officer and A's current Chief Financial Officer), liabilities of A and its subsidiaries in respect of any (i) severance payments and (ii) payments in respect of the cancellation of outstanding A Options in accordance with Section
2.05 hereof, arising in connection with the consummation of the A Merger, shall not exceed $1,300,000 in the aggregate.

          (n) Section 4.10(n) of the A Disclosure Schedule sets forth (i) a true and correct list of all individuals who would be entitled to severance payments pursuant to an individual agreement with A or any of its subsidiaries and the amount of cash severance payments to which each such person would be entitled and (ii) with respect to any formal or informal severance program, plan or arrangement of A or any of its subsidiaries that does not involve an individual agreement between A or any of its subsidiaries and any individual, (A) a brief written description of such program, plan or arrangement and (B) the number of individuals entitled to severance benefits under such program, plan or arrangement.

          (o) To the knowledge of A based on a good faith interpretation of the Stabilization Act, (i) except as set forth in Section 4.10(o) of the A Disclosure Schedule, no A employee's or officer's total compensation (within the meaning of the Stabilization Act) exceeded $300,000 in calendar year 2000 and
(ii) with respect to any persons so identified pursuant to clause (i), A has not made or promised to make any payments or taken any action which may adversely affect the Company's ability to obtain a Federal credit instrument under Section 101(a)(1) of the Stabilization Act.

          SECTION 4.11. Taxes. Each of A and each subsidiary of A (i) has prepared and timely filed all material Tax Returns required to be filed by any of them, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (ii) have paid all Taxes required to be shown to be due on such Tax Returns; (iii) are not parties to any tax sharing agreement or arrangement other than with each other; (iv) have withheld or collected and paid over to the appropriate Taxing Authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, including but not limited to all employment and payroll Taxes; and (v) as of the date hereof, have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to Tax assessment or deficiency. No material deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against A or any subsidiary of A that are not adequately reserved for in accordance with U.S. GAAP. There are no Liens for Taxes upon the assets of A except for Taxes that are not yet due and payable.

          SECTION 4.12. Environmental Matters. To the knowledge of A, except as would not, individually or in the aggregate, have an A Material Adverse Effect:
(i) neither A nor any of its subsidiaries is in violation of any Environmental Law; (ii) none of the properties owned, leased or operated exclusively by A or any of its subsidiaries is contaminated with any Hazardous Substance; (iii) none of A or any of its subsidiaries is currently liable (as a result of an existing condition) to undertake investigation or remediation, or to share the costs of investigations or remediation, or to pay any other costs, with respect to any contamination under Environmental Laws or relating to Hazardous Substances; (iv) neither A nor any of its subsidiaries is liable to pay any amount or to undertake any action under any Environmental Law; (v) each of A and its subsidiaries has all requisite Environmental Permits; (vi) each of A and its subsidiaries is in compliance with its Environmental Permits; (vii) there are no pending, or, to the knowledge of A, threatened claims against A or any of its subsidiaries relating to any Environmental Law or Hazardous Substance; and (viii) each of A and its subsidiaries has made available true and correct copies of any environmental reports commissioned or received by it within the last five years to each of B and the Company.

          SECTION 4.13. Insurance. A has obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire, terrorism, war and other risks insured against by extended coverage, as to the knowledge of A is customarily carried by reasonably prudent persons conducting businesses or owning or leasing assets similar to those owned or leased by A and its subsidiaries, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of A or any of its subsidiaries or any properties owned, occupied or controlled by A or any of its subsidiaries, in such amount as is customarily carried by reasonably prudent persons conducting businesses or owning assets similar to those of A and its subsidiaries. The execution, delivery, performance and consummation of this Agreement and the ancillary agreements will not affect the insurance coverage of A and its subsidiaries.

          SECTION 4.14. Board Approval. The Board of Directors of A has, on December 18, 2001, unanimously (i) approved this Agreement, the A Merger and the ancillary agreements to which A is a party, (ii) determined that this Agreement, the A Merger and the ancillary agreements to which A is a party are in the best interests of A and its stockholders and that the terms of this Agreement, the A Merger and the ancillary agreements to which A is a party are advisable and fair to A and its stockholders, (iii) determined to recommend that the stockholders of A approve and adopt this Agreement and the A Merger Agreement and (iv) resolved to elect, to the extent permitted by Law, not to be subject to any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover laws and regulations of any jurisdiction (including Sections 415-171 and 172 and Chapter 417E of the HBCA) that may purport to be applicable to this Agreement or any ancillary agreement.

          SECTION 4.15. Vote Required. The only vote of the holders of any class or series of capital stock of A necessary to approve this Agreement, the ancillary agreements to which A is a party, the A Merger and the other transactions contemplated hereby and thereby is the affirmative vote of the holders of at least 75% of the outstanding A Shares, voting together as a class, to approve and adopt the A Merger as provided for in this Agreement.

          SECTION 4.16. Certain Agreements. All contracts which would be required to be listed as an exhibit to any SEC reports of A (if A were a reporting issuer required to file such reports) under the rules and regulations of the SEC and any contracts that would be required to be so listed but for the fact that A is not a reporting issuer and the exception with respect to listing contracts made in the ordinary course of business and all other material contracts that purport to bind A, any of its subsidiaries or any of their respective properties or assets, including all contracts that are with any union or that relate to indebtedness, board composition, governance or control rights, the acquisition or disposition of aircraft or other material assets or that constitute a capital or operating lease (the "A Material Contracts"), are valid and in full force and effect, and neither A nor, to A's knowledge, any other party to any such contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would (a) constitute a default, (b) give rise to a right of termination on the part of any other party thereto, (c) result in the acceleration of any payments due thereunder or (d) give rise to the imposition of any fees, penalties, payments or other charges to A that would not otherwise apply, under the provisions of any such A Material Contract.
Section 4.16 of the A Disclosure Schedule sets forth a true and correct list of the A Material Contracts, as amended, supplemented, waived or otherwise modified, including, for each such A Material Contract, the date thereof and the names of each of the parties thereto. A has heretofore made available to the Company and B a complete and correct copy of each such A Material Contract. Neither A nor, to the knowledge of A, any of its affiliates has entered into any agreement or arrangement limiting or otherwise restricting A or any of its affiliates or successors from engaging or competing in any line of business or in any geographic area.

          SECTION 4.17. Registration Statement and Proxy Statement. None of the information to be supplied in writing by A for inclusion or incorporation by reference in the Registration Statement, including the Joint Proxy Statement/Prospectus contained therein, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to A) in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the HCBA.

          SECTION 4.18. Intellectual Property. (a) Section 4.18(a) of the A Disclosure Schedule sets forth a true, correct and complete list of all material Intellectual Property specified in clause (i) or (iv) of the definition of Intellectual Property in Section 3.18 above that is registered, or pending registration, with any Governmental Authority and all material Intellectual Property specified in clause (ii) or (v) of such definition, in each case that is owned by, used by or licensed to A or any subsidiary of A specifying, as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates. "A Intellectual Property" means the Intellectual Property that is owned by, used by or licensed to A or any of its subsidiaries.

          (b) To the knowledge of A, A or a subsidiary of A owns the entire right, title and interest in and to, or has a valid license to use, the A Intellectual Property (including, without limitation, the right to use and, with respect to the Intellectual Property owned by A or a subsidiary of A, the right to license the same). There are no pending, or to the knowledge of A, threatened in writing, actions, claims or proceedings of any nature affecting or relating to the A Intellectual Property. There are no notices or claims currently pending or received by A that claim infringement of or by any A Intellectual Property. There is, to the knowledge of A, no reasonable basis upon which any claim may be asserted by or against A or any subsidiary of A for infringement or misappropriation of or by any A Intellectual Property. All letters patent, registrations and certificates issued by any Governmental Authority relating to the Intellectual Property and all licenses and other agreements pursuant to which A or any subsidiary of A uses the A Intellectual Property are valid and subsisting, have been properly maintained and none of A, any subsidiary of A or, to the knowledge of A, any third party, is in default or violation thereunder. The Intellectual Property owned or licensed by A and its subsidiaries constitutes all of the Intellectual Property necessary to conduct the business as it is presently conducted.

          SECTION 4.19. Assets. Except as would not, individually or in the aggregate, have an A Material Adverse Effect, the assets, properties, rights and contracts held by A and its subsidiaries are sufficient to permit A and its subsidiaries to conduct its business as currently being conducted. All assets and property owned or leased by A and its subsidiaries are owned free and clear of all Liens except for (i) those Taxes and general assessments not in default and payable without penalty or interest and (ii) those that do not materially adversely interfere with any present or planned use of such property.

          SECTION 4.20. Aircraft; Maintenance. Section 4.20 of the A Disclosure Schedule sets forth a true, correct and complete list of all aircraft owned by A and its subsidiaries and all lease, sublease or other agreements (including without limitation by means of one or more capital leases) pursuant to which A or any of its subsidiaries operates aircraft, including a description of the type and aircraft number of each such aircraft and the date A or its subsidiary placed such aircraft in service or proposes to place such aircraft in service. Each such aircraft is in airworthy condition and is being maintained according to applicable FAA regulatory standards and is owned free and clear of Liens.

          SECTION 4.21. Routes. Section 4.21 of the A Disclosure Schedule sets forth a true, correct and complete list of all flight routes flown by A and its subsidiaries.

          SECTION 4.22. Brokers; Expenses. (a) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of A.

          (b) A has not funded, reimbursed or otherwise paid for (and has not agreed, or otherwise undertaken any obligation, to fund, reimburse or otherwise pay for) any fees, costs, expenses or other charges to Mercer in connection with such transactions and all other obligations of A or any of its subsidiaries to Mercer are set forth in agreements provided by A to B and the Company.

          SECTION 4.23. Takeover Statutes. This Agreement, the ancillary agreements and the transactions contemplated hereby and thereby have been approved in writing by the board of directors of A to the extent necessary for there to be no "Take-over offer" (as defined in Chapter 417E of the HBCA) relating to A or its securities in connection herewith or therewith. As of the date hereof, no "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation (including, without limitation, Section 415-171 and

Section 415-172 and Chapter 417E of the HBCA) is applicable to the A Merger or the other transactions contemplated by this Agreement or any of the ancillary agreements.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF TW AND THE COMPANY

          TW and the Company, jointly and severally, hereby represent and warrant to A and B that:

          SECTION 5.01. Organization and Qualification; Operations. Each of TW and the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. As of the Closing Date, each of the New Company Subsidiaries (as defined below) will be a Delaware limited liability company or Delaware corporation, as applicable, that is duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the Closing Date, each of the New Company Subsidiaries will have been formed solely for the purpose of engaging in the transactions contemplated hereby. The Company has not engaged in any business activities, has not conducted any operations, has no assets, properties or rights and has no liabilities or obligations (whether accrued, absolute, contingent, known or unknown or otherwise), other than as expressly contemplated by this Agreement and the ancillary agreements. As of the Closing Date, none of the New Company Subsidiaries will have engaged in any business activities, will have conducted any operations, will have any assets, properties or rights or will have any liabilities or obligations (whether accrued, absolute, contingent, known or unknown or otherwise), other than as expressly contemplated by this Agreement and the ancillary agreements. Except for the New Company Subsidiaries, each of which will be a direct, wholly-owned subsidiary of the Company, neither the Company nor any subsidiary of the Company beneficially owns directly or indirectly and, except as expressly contemplated by this Agreement or the ancillary agreements, has agreed to purchase or otherwise acquire, any of the capital stock of or other equity interest in, or any interest convertible into or exchangeable or exercisable for, any of the capital stock or any other equity interest in any corporation, partnership, joint venture or other business association or entity. Except as expressly contemplated by this Agreement or the ancillary agreements and except for investments in the New Company Subsidiaries not to exceed $4,000 in the aggregate, there are no outstanding contractual obligations of the Company or any subsidiary of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Each of TW and the Company is a "citizen of the United States" (as defined in the Federal Aviation Act) and, as of the Closing Date, each the New Company Subsidiaries will be a "citizen of the United States" (as defined in the Federal Aviation Act).

          SECTION 5.02. Organizational Documents. The Company heretofore has made available to A and B a complete and correct copy of the Certificate of Incorporation and the Bylaws of the Company, and prior to the Closing Date will have made available to A and B complete and correct copies of the equivalent organizational documents of each of the New Company Subsidiaries. The Certificate of Incorporation and Bylaws of the Company are each in full force and effect and, as of the Closing Date, the equivalent organizational documents of each of the New Company Subsidiaries will each be in full force and effect. The Company is not (and, as of the Closing Date, none of the New Company Subsidiaries will be) in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

          SECTION 5.03. Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 87,301,151 shares of Company Common Stock and no shares of Preferred Stock. Until immediately before the Effective Time, 13,968,184 shares of Company Common Stock will be the only issued and outstanding shares of capital stock of the Company and will be held exclusively by TW or its permitted assign. Except as otherwise contemplated by this Agreement and the ancillary agreements, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, vote or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. Except as otherwise contemplated by this Agreement and the ancillary agreements, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.

          (b) As of the Closing Date, all outstanding membership interests (or, if applicable shares of the capital stock) of each of the New Company Subsidiaries will have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any Lien.

          SECTION 5.04. Authority Relative to this Agreement and the Ancillary Agreements. Each of TW and the Company has all necessary corporate power and authority to execute and deliver this Agreement and the ancillary agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. As of the Closing Date, each of Newco A Sub and Newco B Sub (i) will have adopted and approved this Agreement and the A Merger and the B Merger, as the case may be, by all requisite action (required for a limited liability company or corporation, as the case may be) and (ii) will have all necessary corporate power and authority to execute and deliver the ancillary agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the ancillary agreements to which it is a party by each of TW, the Company, Newco A Sub and Newco B Sub and the consummation by TW, the Company, Newco A Sub and Newco B Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of TW or the Company, as the case may be, are necessary to authorize this Agreement and the ancillary agreements to which it is a party or to consummate the transactions contemplated hereby or thereby. As of the Closing Date, the execution and delivery of the ancillary agreements to which it is a party by each of Newco A Sub and Newco B Sub and the consummation by Newco A Sub and Newco B Sub, respectively, of the transactions contemplated thereby will have been duly and validly authorized by all necessary action, and no other proceedings on the part of Newco A Sub or Newco B Sub, as the case may be, will be necessary to authorize the ancillary agreements to which it is a party or to consummate the transactions contemplated thereby. Each of this Agreement and the ancillary agreements to which it is a party has been duly and validly executed and delivered by each of TW and the Company and, assuming, in each case, the due authorization, execution and delivery by each of the other parties hereto and thereto, constitutes a legal, valid and binding obligation of each of TW and the Company enforceable against TW and the Company in accordance with its terms. As of the Closing Date, each of the ancillary agreements to which it is a party will have been duly and validly executed and delivered by each of Newco A Sub and Newco B Sub, and assuming, in each case, the due authorization, execution and delivery by each of the other parties thereto, will constitute a legal, valid and binding obligation of Newco A Sub and Newco B Sub, as the case may be, enforceable against Newco A Sub and Newco B Sub, as the case may be, in accordance with its terms.

          SECTION 5.05. No Conflict; Required Filing and Consent. (a) The execution and delivery of this Agreement and the ancillary agreements to which it is a party by TW and the Company does not, and the performance of this Agreement and the ancillary agreements to which it is a party by TW and the Company, as the case may be, and the consummation of the transactions contemplated hereby and thereby by Newco A Sub and Newco B Sub, will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of TW or the Company, as the case may be, (ii) assuming that all consents, approvals, authorizations, notifications and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made or complied with, conflict with or violate any Law applicable to TW or the Company or by which any property or asset of TW or the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of TW or the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the Company or TW or on the ability of TW, the Company, Newco A Sub or Newco B Sub to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby. As of the Closing Date, the execution and delivery of the ancillary agreements to which it is a party by Newco A Sub and Newco B Sub will not, and the performance of the ancillary agreements to which it is a party by Newco A Sub and Newco B Sub, as the case may be, will not, (i) conflict with or violate the Certificate of Limited Liability Company (or, if any Drop-Down Condition is satisfied, the Certificate of Incorporation or Bylaws) of Newco A Sub or Newco B Sub, as the case may be, (ii) assuming that all consents, approvals, authorizations, notifications and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made or complied with, conflict with or violate any Law applicable to Newco A Sub or Newco B Sub or by which any property or asset of Newco A Sub or Newco B Sub is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Newco A Sub or Newco B Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the Company, TW, Newco A Sub or Newco B Sub or on the ability of TW, the Company, Newco A Sub or Newco B Sub to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

          (b) The execution and delivery of this Agreement and the ancillary agreements to which it is a party by TW and the Company do not, and the performance of this Agreement and the ancillary agreements to which it is a party by TW and the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Trust Indenture Act, Blue Sky Laws, WARN, the notice requirements of the FCC, FAA and DOT, state takeover laws, the notice requirements of the Hawaiian Dislocated Workers Act, the pre-merger notification requirements of the HSR Act, Hawaiian antitrust and trade regulation laws and filing and recordation of the Articles of Merger as required by the HBCA, the filing of any Certificate of Merger as required by the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL) and as disclosed in the A Disclosure Schedule and the B Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, have a material adverse effect on the Company or TW or on the ability of TW, the Company, Newco A Sub or Newco B Sub to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby. As of the Closing Date, the execution and delivery of the ancillary agreements to which it is a party by Newco A Sub and Newco B Sub do not, and the performance of the ancillary agreements to which it is a party by Newco A Sub and Newco B Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Trust Indenture Act, Blue Sky Laws, WARN, the notice requirements of the FCC, FAA and DOT, state takeover laws, the notice requirements of the Hawaiian Dislocated Workers Act, the pre-merger notification requirements of the HSR Act, Hawaiian antitrust and trade regulation laws and filing and recordation of the Articles of Merger as required by the HBCA, the filing of any Certificate of Merger as required by the DLLCA (or, if any Drop-Down Condition is satisfied, the DGCL) and as disclosed in the A Disclosure Schedule and the B Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, have a material adverse effect on the Company, TW, Newco A Sub or Newco B Sub or on the ability of TW, the Company, Newco A Sub or Newco B Sub to perform its obligations hereunder or thereunder or materially impair or delay the consummation of the transactions contemplated hereby or thereby.

          SECTION 5.06. Absence of Litigation. There is no litigation, suit, claim, action or proceeding pending or, to the knowledge of the Company or TW, threatened in writing against TW, the Company or any of their respective subsidiaries, or any property or asset of TW, the Company or any of their respective subsidiaries, before any court, arbitrator or Governmental Authority, domestic or foreign, (i) seeking relief which, if ordered, would, individually or in the aggregate, have a material adverse effect on the Company or TW or (ii) as of the date hereof, seeking relief which, if ordered, would delay or prevent the consummation of any transaction contemplated hereby or by any of the ancillary agreements.

          SECTION 5.07. Registration Statement and Proxy Statement. None of the information to be supplied in writing by TW or the Company for inclusion or incorporation by reference in the Registration Statement, including the Joint Proxy Statement/ Prospectus contained therein, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to the Company) in all material respects with the provisions of the Securities Act, the Exchange Act and the HBCA.

          SECTION 5.08. Brokers. No broker, finder or investment banker (other than as provided in the Advisory Agreements) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

          SECTION 5.09. Taxes. The Company and its subsidiaries: (i) have prepared and timely filed all material Tax Returns required to be filed by them, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired; (ii) have paid all Taxes required to be shown to be due on such Tax Returns; (iii) are not parties to any Tax sharing agreement or arrangement other than with each other; (iv) have withheld or collected and paid over to the appropriate Taxing Authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, including but not limited to all employment and payroll Taxes; and (v) as of the date hereof, have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to Tax assessment or deficiency. No material deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against the Company that are not adequately reserved for in accordance with U.S. GAAP. There are no Liens for Taxes upon the assets of the Company except for Taxes that are not yet due and payable.

          SECTION 5.10. No Operations or Liabilities. Except as expressly contemplated or permitted by this Agreement or any ancillary agreement, each of the Company and its subsidiaries has not (a) engaged in any business operations or transactions, (b) entered into any contract or agreement or (c) incurred any liabilities.

                                   ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGERS

          SECTION 6.01. Conduct of Business by B Pending the B Merger. Prior to the Effective Time (except as expressly contemplated, required or permitted by this Agreement or any of the ancillary agreements, as set forth in Section 6.01 of the B Disclosure Schedule, or to the extent that the Company and A shall otherwise consent in writing, which consent shall not be unreasonably withheld):

          (a) Ordinary Course. B shall carry on its business in the usual, regular and ordinary course and shall use its reasonable efforts to (i) preserve intact its present business organizations, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with suppliers, tour wholesalers, travel agents, code share partners and others having business dealings with it. Notwithstanding the foregoing, B may enter into agreements of the type contemplated by Section 116 of the Aviation and Transportation Security

Act, provided that such agreements are approved by the Secretary of the DOT under 49 U.S.C. Section 41308(c) and receive the prior written approval of the Company and A.

          (b) Dividends; Changes in Stock. B shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock.

          (c) Issuance of Securities. B shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than (i) the issuance of up to 3,033,000 shares of B Common Stock upon the exercise of stock options granted under the B Option Plans outstanding on the date of this Agreement and in accordance with the present terms of such options and (ii) the issuance of up to 1,166,470 shares of B Common Stock to B's Pilots' 401(k) Plan in accordance with its obligations under the Pilot Allocation Agreement.

          (d) Governing Documents. B shall not amend or propose to amend its Articles of Incorporation or Bylaws.

          (e) No Acquisitions. B shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) No Dispositions. B shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its material assets other than (i) sales in the ordinary course of business consistent with past practice and (ii) equipment and property no longer used in the operation of its business.

          (g) Indebtedness. B shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of B or its subsidiaries or guarantee any debt securities of others, except for borrowings under B's existing credit agreements and overnight borrowings to the extent in the usual, regular and ordinary course of business.

          (h) Tax and Accounting Matters. B shall not (i) make any Tax election that is inconsistent with past practices or settle or compromise any Tax liability of B, (ii) change its fiscal year or (iii) except as required by U.S. GAAP, change its methods of accounting in effect at December 31, 2000.

          (i) Material Contracts. B shall not modify amend or terminate any material contract or agreement to which it is a party or waive, release or assign any material rights or claims except in the usual, regular and ordinary course of business. B shall not enter into any agreement or arrangement that limits or otherwise restricts B or any of its respective affiliates or any successor thereto, or that could, after the Closing, limit or restrict the Company or any of its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area.

          (j) Employee Benefits. B shall not (i) grant any increase in the compensation or benefits payable or provided to any of its directors, officers or employees, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any of the existing B Benefit Plans as in effect on the date hereof to any director, officer or employee, (iii) enter into any new or amend any existing employment, severance, retention or termination agreement with any such director, officer or employee, (iv) except as may be required to comply with applicable Law, adopt or become obligated under any employee benefit plan, program or arrangement that was not both in existence on the date hereof and disclosed in the B Disclosure Schedule or the B SEC Reports prior to the date hereof or amend any such plan in existence on the date hereof to enhance the benefits thereunder; (v) to the knowledge of B based on a good faith interpretation of the Stabilization Act, take any action that may adversely affect the Company's ability to obtain a Federal credit instrument under the Stabilization Act; or (vi) make any payments to any individual in respect of any severance obligations or in respect of the cancellation or repurchase of any B Options held by any such person. Notwithstanding the foregoing provisions of this clause (j), nothing herein shall prohibit B from
(A) taking actions required under any existing collective bargaining, employment or other similar agreements or B Benefit Plans or any Law applicable thereto, to which it is a party on the date of this Agreement and that are disclosed in the B Disclosure Schedule or B SEC Reports prior to the date hereof, (B) paying any individual listed on Section 6.01(j)(B) of the B Disclosure Schedule the Cash-Out Amount (within the meaning set forth in Section 3.10(n) hereof) with respect to each outstanding and unexercised B Option then held by such person, in consideration for the cancellation of such B Options, in an amount not to exceed the aggregate Cash-Out Amount set forth on Section 6.01(j)(B) of the Disclosure Schedule opposite such person's name (provided that (1) such payment shall be conditioned upon the execution and delivery of a written receipt by such person to B of the consideration received for the cancellation of such B Options, in a form prescribed by B that is reasonably satisfactory to A and the Company, (2) no such payment shall be made if such payment may, to the knowledge of B based on a good faith interpretation of the Stabilization Act, adversely affect the Company's ability to obtain a U.S. federal credit instrument under the Stabilization Act and (3) such payment and cancellation of B Options is made by B in compliance with all applicable Laws, including applicable securities
Laws), (C) taking all necessary actions to notify individuals holding options granted under the B 1996 Option Plans prior to such options' acceleration and termination (such notice to include the method and timing for exercising such options) under the terms of the B 1996 Option Plans, (D) as and to the extent permitted by Law, providing additional or supplemental payments and/or benefits with an aggregate net present value not to exceed $800,000, with a view to minimizing any adverse effect on the Company's cash position, to the extent B deems prudent in connection with keeping available services of the current B officers and employees and otherwise as part of B's good business practice and
(E) making the payment described in Section 6.01(j)(E) of the B Disclosure Schedule. Notwithstanding anything herein to the contrary, (i) in no event shall the payments made by B pursuant to clause (B) of the preceding sentence of this
Section 6.01(j) exceed $1,049,545 in the aggregate and (ii) in no event shall any payment pursuant to this Section 6.01(j) be made if such payment may, to the knowledge of B based on a good faith interpretation of the Stabilization Act, adversely affect the Company's ability to obtain a U.S. federal credit instrument under the Stabilization Act.

          SECTION 6.02. Conduct of Business by A Pending the A Merger. Prior to the Effective Time (except as expressly contemplated, required or permitted by this Agreement or any of the ancillary agreements, as set forth in Section 6.02 of the A Disclosure Schedule, or to the extent that the Company and B shall otherwise consent in writing, which consent shall not be unreasonably withheld):

          (a) Ordinary Course. A and its subsidiaries shall carry on their business in the usual, regular and ordinary course and shall use their reasonable efforts to (i) preserve intact their present business organizations,
(ii) keep available the services of their present officers and employees, and
(iii) preserve their relationships with suppliers, tour wholesalers, travel agents, code share partners and others having business dealings with them. Notwithstanding the foregoing, A and its subsidiaries may enter into agreements of the type contemplated by Section 116 of the Aviation and Transportation Security Act, provided that such agreements are approved by the Secretary of the DOT under 49 U.S.C. Section 41308(c) and receive the prior written approval of the Company and B.

          (b) Dividends; Changes in Stock. A shall not, and A shall not permit any of its subsidiaries to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock.

          (c) Issuance of Securities. A shall not, and it shall not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than (i) the issuance of up to 483,000 shares of A Common Stock upon the exercise of stock options, in accordance with the present terms of such options, which options are outstanding as of the date hereof and were granted under the A Stock Option Plan and (ii) issuances by any wholly-owned subsidiary of A of its capital stock to A or another wholly-owned subsidiary of A so long as A will, after such issuance, directly or indirectly own 100% of the outstanding stock of the issuing wholly-owned subsidiary of A.

          (d) Governing Documents. A shall not, and it shall not permit any of its subsidiaries to, amend or propose to amend its Articles of Incorporation or Bylaws or equivalent organizational documents.

          (e) No Acquisitions. A shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) No Dispositions. A shall not, and it shall not permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its material assets other than (i) sales in the ordinary course of business consistent with past practice,
(ii) equipment and property no longer used in the operation of its business and (iii) assets related to operations designated as "discontinued operations" in the A Disclosure Schedule.

          (g) Indebtedness. A shall not, and it shall not permit any of its subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of A or its subsidiaries or guarantee any debt securities of others, except for borrowings under A's existing credit agreements and overnight borrowings to the extent in the usual, regular and ordinary course of business.

          (h) Tax and Accounting Matters. A shall not, and it shall not permit any of its subsidiaries to, (i) make any Tax election that is inconsistent with past practices or settle or compromise any Tax liability of A or any of its subsidiaries, (ii) change its fiscal year or (iii) except as required by U.S. GAAP, change its methods of accounting in effect at December 31, 2000.

          (i) Material Contracts. Neither A nor any of its subsidiaries shall modify, amend or terminate any material contract or agreement to which it is a party or waive, release or assign any material rights or claims except in the usual, regular and ordinary course of business. A shall not, and shall not permit any of its subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts A or any of its subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Closing, limit or restrict the Company or any of its affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area.

          (j) Employee Benefits. A shall not, and shall not permit any subsidiary of A to, (i) grant any increase in the compensation or benefits payable or provided to any of its directors, officers or employees, (ii) pay or agree to pay any pens ion, retirement allowance or other employee benefit not required by any of the existing A Benefit Plans as in effect on the date hereof to any director, officer or employee, (iii) enter into any new or amend any existing employment, severance, retention or termination agreement with any such director, officer or employee, (iv) to the knowledge of A based on a good faith interpretation of the Stabilization Act, take any action that may adversely affect the Company's ability to obtain a Federal credit instrument under the Stabilization Act, (v) except as may be required to comply with applicable law, adopt or become obligated under any employee benefit plan, program or arrangement that was not both in existence on the date hereof and disclosed in the A Disclosure Schedule or amend any such plan in existence on the date hereof to enhance the benefits thereunder or (vi) except as set forth herein, make any payments to any individual in respect of severance obligations or in respect of the cancellation of any A Options from any such person. Notwithstanding the foregoing provisions of this clause (j), nothing herein shall prohibit A or any subsidiary of A from taking actions required under any existing collective bargaining, employment or other similar agreements or A Benefit Plans, or under any Law applicable thereto, to which it is a party on the date of this Agreement and that are disclosed in the A Disclosure Schedule.

          SECTION 6.03. Conduct of Business by the Company, Newco A Sub and Newco B Sub Pending the Mergers. (a) Prior to the Effective Time (except as expressly contemplated, required or permitted by this Agreement or any ancillary agreements or to the extent that A and B shall otherwise consent in writing, which consent shall not be unreasonably withheld), the Company shall not (and shall not permit Newco A Sub or Newco B Sub to) engage in any operations or transactions or otherwise conduct any activities or enter into any contracts or agreements. Notwithstanding the foregoing, the Company may issue such warrants, options and other equity and equity-linked securities, and make such other commitments, to any U.S. federal Governmental Authority in connection with applications for U.S. federal loan guaranties and other benefits as the Board of Directors of each of A, B and the Company may agree from time to time.

          (b) As soon as reasonably practicable after the date hereof, the Company shall (i) form (by filing with the Secretary of State of the State of Delaware, a Certificate of Limited Liability Company in the form attached hereto as Exhibit I) and become the sole member of each of two new Delaware limited liability companies named "TurnWorks Acquisition III Sub C, LLC" and "TurnWorks Acquisition III Sub D, LLC" (which shall be Newco A Sub and Newco B Sub, as the case may be, unless a Drop-Down Condition is satisfied), all in compliance with the DLLCA, (ii) form and become the sole stockholder of each of two new Delaware corporations named "TurnWorks Acquisition III Sub A, Inc." and "TurnWorks Acquisition III Sub B, Inc." (which shall be Newco A Sub and Newco B Sub, as the case may be, if a Drop-Down Condition is satisfied), all in compliance with the DGCL, and (iii) cause such newly-formed limited liability companies and corporations (the "New Company Subsidiaries") to approve and adopt, in accordance with the DLLCA and the DGCL, as applicable, this Agreement as an agreement and plan of merger within the meaning of the DLLCA and the DGCL, as applicable.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          SECTION 7.01. Registration Statement; Trust Indenture Act Qualification. (a) As promptly as practicable after the execution of this Agreement, (i) the Company, A and B shall prepare, and, with the cooperation of A and B, the Company shall file with the SEC, a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement"), which shall include a Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus"), in connection with the registration under the Securities Act of the shares of Company Common Stock and the Notes issuable to stockholders of A and B in connection with the Mergers. The Joint Proxy Statement/Prospectus shall satisfy (i) the prospectus delivery requirements under the Securities Act applicable in connection with the issuance of securities to stockholders of A and B in connection with the Mergers, (ii) the proxy rule requirements under the Exchange Act applicable in connection with the meeting of B's stockholders (the "B Stockholders' Meeting") to be held to consider approval and adoption of the B Merger as provided for in this Agreement and (iii) the notice requirements under Sections 414-125, 414-313(d) and 414-351(a) of the HBCA applicable in connection with the B Stockholders' Meeting and the meeting of A's stockholders (the "A Stockholders' Meeting" and, together with the B Stockholders' Meeting, the "Stockholders' Meetings") to be held to consider approval and adoption of the A Merger as provided for in this Agreement. The parties shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby, and, prior to the effective date of the Registration Statement, the Company, A and B shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Company Common Stock and the Notes pursuant to the Mergers. Each of the Company, A and B shall furnish all information concerning itself as the other parties may reasonably request in connection with such actions and the preparation of the Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Joint Proxy Statement/Prospectus to the stockholders of A and B.

          (b) Subject to the application of Section 7.02, the Joint Proxy Statement/Prospectus shall include (i) the recommendation of the Board of Directors of B (based on the unanimous recommendation of the Special Committee) to the stockholders of B in favor of approval and adoption of this Agreement and
(ii) the recommendation of the Board of Directors of A to the stockholders of A in favor of approval and adoption of this Agreement.

          (c) The Company shall advise the other parties, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed. Each of the Company, A and B will advise the other parties, promptly after it receives notice thereof, of the issuance of any stop order, the suspension of the qualification of the Company Common Stock and the Notes issuable in connection with the Mergers for offering or sale in any jurisdiction or any request by the SEC for amendment or supplement of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, irrespective of whether such request, comments or responses are oral or written.

          (d) Each of the Company, A and B will cause all documents that such party is responsible for filing with the SEC in connection with the transactions contemplated herein to comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, applicable Delaware Law and the applicable Hawaii Law and the rules and regulations thereunder.

          (e) If at any time prior to the Effective Time any event or circumstance relating to the Company, A or B, or any of their respective officers or directors, should be discovered by such party that should be set forth in an amendment or a supplement to the Registration Statement, such party shall promptly inform the other parties of such event or circumstance and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of A and B.

          (f) Each of the Company, A and B shall use its reasonable best efforts to cause its accountants, counsel, advisors and other agents, and to cause its and its affiliates' designees that are named in the Joint Proxy Statement/Prospectus as persons who shall serve on the Board of Directors of the Company as of the Effective Time, to deliver necessary or required documents and instruments in connection with the Registration Statement, including opinions, consents and certificates.

          (g) The Company shall, as promptly as practicable after receipt thereof, provide the other parties copies of any written comments and advise the other parties of any oral comments with respect to the Joint Proxy Statement/Prospectus received from the SEC. The Company shall give the other parties reasonable opportunity to review and comment on any filing (including amendments and supplements) in connection with the Registration Statement before so filed and will provide the other parties with a copy of each such filing. Notwithstanding any other provision to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of each party, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party that are incorporated by reference in the Registration Statement or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations.

          (h) A shall use all reasonable efforts to cause to be delivered to the Company and B a letter of PricewaterhouseCoopers, LLP, A's independent auditors, one dated a date within two business days before the date on which the Registration Statement shall become effective (and before the date on which each posteffective amendment to the Registration Statement shall become effective) and one dated the Closing Date, each addressed to the Company and B, in form and substance reasonably satisfactory to the Company and B and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (i) B shall use all reasonable efforts to cause to be delivered to the Company and A a letter of Ernst & Young LLP, B's independent auditors, one dated a date within two business days before the date on which the Registration Statement shall become effective (and before the date on which each posteffective amendment to the Registration Statement shall become effective) and one dated the Closing Date, each addressed to the Company and A, in form and substance reasonably satisfactory to the Company and A and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (j) The Company shall enter into an indenture with a trustee pursuant to which the Notes shall be issued and the parties shall use all reasonable efforts to cause the indenture to be qualified under the Trust Indenture Act and to cause all necessary filings with the SEC (including those by the trustee) to be promptly made in this regard.

          SECTION 7.02. Stockholders' Meetings. Unless and until this Agreement has been terminated as permitted by Section 9.01, A shall call and hold the A Stockholders' Meeting and B shall call and hold the B Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the A Merger and the B Merger, respectively, this Agreement, the ancillary agreements and the transactions contemplated hereby and thereby, and A and B shall use their respective reasonable efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. Each of A and B shall, through its Board of Directors, solicit from its stockholders votes or proxies in favor of the approval and adoption of the Mergers as provided for in this Agreement and recommend such approval and adoption and shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other parties, such recommendation (or announce publicly its intention to do so); provided, however, that neither A nor B shall be obligated with respect to the foregoing provisions of this sentence if (i) A or B, as the case may be, has complied with Section 7.04, (ii) an unsolicited bona fide written Superior Proposal is then-outstanding, (iii) A or B, as the case may be, provides at least two full business days' advance notice to the other parties to the effect that it is proposing to take such action, together with the information specified in
Section 7.04(b), if applicable, and (iv) in the good faith judgment of the Board of Directors of A or, in the case of B, both the Board of Directors of B and (if appropriate) the Special Committee, as the case may be, taking into consideration the advice of independent legal counsel of A or, in the case of B, both independent legal counsel of B and (if appropriate) separate independent legal counsel of the Special Committee, as the case may be, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors of A or, in the case of B, both such Board of Directors and the Special Committee, as the case may be, to the stockholders of A or B, as the case may be, under applicable Law. Unless and until this Agreement has been terminated as permitted by Section 9.01(b), each of A and B shall submit this Agreement to its stockholders for approval and adoption whether or not the Board of Directors of A or B (and, in the case of B, if appropriate, the Special Committee), as the case may be, determines at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the stockholders of A or B, as the case may be, reject it, and notwithstanding any Takeover Proposal (as defined below).

          SECTION 7.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company, B or A or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date hereof to the Effective Time, each of the Company, A and B shall provide to the other parties and their respective officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (collectively, "Representatives"), upon reasonable notice, reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities of the other parties and their subsidiaries and to the books and records thereof to the extent reasonably necessary to plan for post-consummation coordination of the operations of the Company, A and B and to verify that all representations and warranties made hereunder are true and correct. All information obtained by A and B from the other shall be kept confidential pursuant to the Confidentiality Agreement, dated September 19, 2001, between A and B (the "Confidentiality Agreement"). Each of the parties agrees that (i) TW and the Company shall have similar obligations to each of A and B as A and B have to each other under the Confidentiality Agreement and (ii) A and B shall have similar obligations to each of TW and the Company as A and B have to each other under the Confidentiality Agreement.

          (b) Each party shall comply with, and shall cause its Representatives to comply with, all of its obligations under the Confidentiality Agreement, if it is a party, and with the last sentence of Section 7.03(a).

          (c) No investigations pursuant to this Section 7.03, and no knowledge of information obtained in any such investigations prior to the date hereof or the Closing Date (except as set forth in the A Disclosure Schedule or the B Disclosure Schedule), shall affect or be deemed to modify any representations or warranties hereunder. All information obtained pursuant to this Section 7.03 shall be kept confidential in accordance with the Confidentiality Agreement.

          SECTION 7.04. No Solicitation. (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, neither A nor B shall, and neither shall permit any of its subsidiaries, its or its subsidiaries' Representatives or any of the respective affiliates of the foregoing, to (i) solicit, initiate or encourage the submission of, any Takeover Proposal; (ii) enter into any binding or non-binding agreement with respect to any Takeover Proposal (other than a confidentiality agreement to the extent information is permitted to be furnished to any person pursuant to this Section 7.04(a)); (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; (iv) amend or grant any waiver or release under any confidentiality, standstill or similar agreement, in each case relating to a Takeover Proposal; or (v) with respect to B and except as expressly contemplated by this Agreement with respect to the B Merger, amend or grant any waiver or release or approve any transaction or redeem any rights under the B Rights Agreement; provided, however, that nothing contained in this Agreement shall prevent A or B or their respective Boards of Directors from (i) complying with Rules 14d-9 and 14e-2 under the Exchange Act or publicly disclosing the existence of a Takeover Proposal to the extent required by applicable Law or (ii) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Takeover Proposal by such person or entity to the Board of Directors of A or B, as the case may be, if (x) the failure to take such action would, in the good faith judgment of the Board of Directors of A or, in the case of B, both the Board of Directors of B and (if appropriate) the Special Committee, as the case may be, taking into consideration the advice of independent legal counsel of A or, in the case of B, both independent legal counsel of B and (if appropriate) separate independent legal counsel of the Special Committee, as the case may be, violate the fiduciary duties of the Board of Directors of A or, in the case of B, both the Board of Directors of B and (if appropriate) the Special Committee, as the case may be, to the stockholders of A or B, as the case may be, under applicable Law, (y) (1) financing for such Takeover Proposal, to the extent required, is either then committed and so evidenced by binding written documentation or, in the good faith judgment (taking into consideration the advice of a financial advisor of nationally recognized standing) of such Board of Directors (and, in the case of B, (if appropriate) the Special Committee), is reasonably capable of being obtained by such person or entity within a reasonable time period, and (2) the Board of Directors of A or, in the case of B, both the Board of Directors of B and (if appropriate) the Special Committee, as the case may be, have determined in good faith that (A) such Takeover Proposal, if accepted, would be reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal and (B) after consultation with and considering the advice of independent financial advisors of national standing and after taking into account the strategic benefits to be derived from the Mergers and the long term prospects of the Company in the event the Mergers were consummated and after consideration of other matters it deems relevant, would, if consummated, result in a transaction more favorable to the stockholders of A or B, as the case may be, from a financial point of view than the Mergers (a Takeover Proposal satisfying such criteria being a "Superior Proposal"), and (z) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors of A or the Board of Directors of B, as the case may be, receives from such person or entity an executed confidentiality agreement with provisions not less favorable to A or B, as the case may be, than those contained in the Confidentiality Agreement, and A or B, as the case may be, provides at least two full business days' advance notice to the other parties to this Agreement to the effect that it is proposing to take such action, together with the information specified in Section 7.04(b). For purposes of this Agreement, "Takeover Proposal" means any offer or proposal by any third party (or binding or non-binding agreement by any third party with A or B with respect to, or any public announcement or SEC filing by any third party that indicates an intention to make, such an offer or proposal) (i) for a merger, consolidation, share exchange, recapitalization or other business combination involving A or any of its subsidiaries, or B or any of its subsidiaries or (ii) to acquire in any manner (including by disposition or transfer), directly or indirectly, a 10% or greater equity interest in, 10% or more of the voting securities or capital stock of, or 10% or more of the assets of, A or any of its subsidiaries, or B, other than the transactions contemplated by this Agreement or any of the ancillary agreements.

          (b) With respect to any Takeover Proposal as to which A or B proposes to take any action permitted by clause (ii) of the proviso in Section 7.04(a) above, A or B, as applicable, shall notify the other parties to this Agreement of such Takeover Proposal immediately upon its decision to propose to take such action, and shall provide the other parties with the material terms of such Takeover Proposal and the identity of the person making it and all information provided by it to such person in accordance with Section 7.04(a) to the extent not previously delivered to the other parties, and shall thereafter convey to the other parties, as promptly as practicable (but in no case later than 24 hours) after it becomes aware thereof, all material changes to such terms and all additional information provided by it to such person to the extent not previously delivered to the other parties. Subject to Section 7.04(a), immediately after the execution and delivery of this Agreement, each of A and B will (and, in the case of A, will cause each of its subsidiaries to), and will cause its and its subsidiaries' Representatives to, cease and terminate all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any possible Takeover Proposal.

          (c) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, TW shall not, and shall not permit any of its subsidiaries, its or its subsidiaries' Representatives or any of the respective affiliates of the foregoing, to (i) solicit, initiate or encourage the submission of, any Takeover Proposal; (ii) enter into any binding or non-binding agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

          SECTION 7.05. Affiliate Letters. (a) Prior to the date the Registration Statement becomes effective, B shall deliver to the Company and A a list of names and addresses of those persons who were, in B's reasonable judgment, at the record date for the B Stockholders' Meeting to approve the B Merger, Rule 145 Affiliates of B. B shall use its reasonable best efforts to deliver or cause to be delivered to A prior to the Closing Date, an affiliate letter, in the form attached as Exhibit J hereto, executed by each of the Rule 145

Affiliates of B identified in the foregoing list. The Company shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any Company Common Stock or Notes to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Company Common Stock or Notes, consistent with the terms of such affiliate letters. B has set forth in
Section 7.05(a) of the B Disclosure Schedule the names of those persons who, to its knowledge, are currently Rule 145 Affiliates of B.

          (b) Prior to the date the Registration Statement becomes effective, A shall deliver to the Company and B a list of names and addresses of those persons who were, in A's reasonable judgment, at the record date for the A Stockholders' Meeting to approve the A Merger, Rule 145 Affiliates of A. A shall use its reasonable best efforts to deliver or cause to be delivered to B, prior to the Closing Date, an affiliate letter, in the form attached as Exhibit J hereto, executed by each of the Rule 145 Affiliates of A identified in the foregoing list. The Company shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any Company Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Company Common Stock, consistent with the terms of such affiliate letters. A shall set forth in Section 7.05(b) of the A Disclosure Schedule the names of those persons who, to its knowledge, are currently Rule 145 Affiliates of A.

          SECTION 7.06. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts and shall cooperate fully with each other to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable Law or otherwise to cause the satisfaction of the conditions in Article VIII and to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement and the ancillary agreements (including, without limitation, seeking to cause the condition set forth in Section 8.03(f) to be satisfied within 60 days after the date hereof), (ii) obtain from Governmental Authorities in the most expeditious manner practicable any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders required to be obtained or made by the Company, A or B or any of their respective affiliates in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the ancillary agreements, (iii) make as promptly as possible all necessary filings, and thereafter make any other required or advisable submissions, with respect to this Agreement and the transactions contemplated hereby required under (A) the Securities Act, Exchange Act, the Trust Indenture Act and the respective rules and regulations thereunder and any other applicable federal or state securities Laws, (B) the HSR Act and
(C) any other applicable Law and (iv) obtain in the most expeditious manner practicable the consent, approval or appropriate waiver, as the case may be, of each person whose consent or approval is required in connection with the Mergers or the consummation of the transactions contemplated by this Agreement or any of the ancillary agreements, under all material agreements or instruments to which A or any of its subsidiaries, in the case of A, and B is a party (including those designated with an asterisk in the A Disclosure Schedule or the B Disclosure Schedule, as applicable).

          (b) Without limiting Section 7.06(a) and subject in all respects to Sections 7.06(c) and 7.06(d), each of the Company, A and B shall use all reasonable efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction, ruling or other order (whether preliminary or permanent) or any other judicial, administrative or legislative action or proceeding (an "Order") that would restrict, prevent or prohibit the consummation of the A Merger, the B Merger or any of the other transactions contemplated hereby or by any of the ancillary agreements on or before the date defined in Section 9.01(b), including, without limitation, by pursuing all available avenues of administrative and judicial appeal and all available legislative action.

          (c) Without limiting Section 7.06(a) and subject in all respects to
Section 7.06(d), each of the Company, A and B shall agree to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of A (or any of its subsidiaries) or B, as the case may be, provided that any such action is conditioned upon the consummation of the Mergers. A and B agree and acknowledge that, in connection with any filing or submission required, action to be taken or commitment to be made by the Company, A or B, or any of their respective subsidiaries to consummate the Mergers or other transactions contemplated in this Agreement, neither A (or any of its subsidiaries) nor B, as the case may be, without the prior written consent of the Company, may divest any assets, commit to any divestiture of assets or businesses of A (or any of its subsidiaries) or B, as the case may be, or take any other action or commit to take any action that would limit the Company's, A's or B's or any of their respective subsidiaries' freedom of action with respect to, or their ability to retain, any of their businesses, product lines or assets.

          (d) Notwithstanding the foregoing paragraphs of this Section 7.06, nothing in this Agreement shall require the Company, A or B to agree to the sale, transfer, divestiture or other disposition of any assets (including any lines of business) of the Company, A or B or any of their respective subsidiaries or any of the other actions contemplated in Section 7.06(c) if the Company, A or B concludes that the taking of such action or the making of any commitments or the consequences thereof would be reasonably likely to have a material adverse effect on the combined business that would have otherwise resulted from the consummation of the Mergers (without taking into account the effects of any agreement of the type contemplated by Section 116 of the Aviation and Transportation Security Act, provided that such agreement is reasonably acceptable to the parties hereto and approved by the Secretary of the DOT under 49 U.S.C. Section 41308(c)). In addition, notwithstanding the foregoing paragraphs of this Section 7.06, nothing in this Agreement shall require the Company, A or B to contest any injunction (other than a temporary restraining order) issued by a court of competent jurisdiction in a proceeding initiated by a Governmental Authority.

          SECTION 7.07. Notification Requirements. Each of the Company, TW, A and B shall give prompt notice to the others of (i) any representation or warranty made by it herein, in any ancillary agreement or in any other document or instrument executed and delivered in connection herewith or therewith, that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, obligation or agreement to be complied with or satisfied by it under this Agreement, any ancillary agreement or any other document executed and delivered by

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

it in connection herewith or therewith, or (iii) any development that may render any of the conditions in Article VIII incapable of being satisfied before the date set forth in Section 9.01(b)(i); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 7.08. Plan of Reorganization. After due investigation, no party hereto is aware of any fact or circumstance that would prevent either Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause each Merger to qualify as a reorganization under Section 368(a) of the Code and to obtain the opinions of counsel referred to in Section 8.02(f), Section 8.03(f) and Section 8.04(g). None of the parties hereto will knowingly take any actions or cause any actions to be taken which could prevent either Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Effective Time, none of the parties shall knowingly take (or permit any of its affiliates to take) any action or knowingly cause any action to be taken which would cause either Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

          SECTION 7.09. Public Announcements. The initial press release relating to this Agreement, the ancillary agreements and the transactions contemplated hereby and thereby shall be a joint press release issued by the parties. Thereafter the Company shall manage all public announcements relating thereto, and A and B shall not, unless otherwise required by applicable Law (including requirements of stock exchanges and other similar regulatory bodies) after prior notice to the other parties to the extent practicable, issue any press release, advertisement or other public announcement, or otherwise make any public statements with respect to this Agreement, any ancillary agreement or the transactions contemplated hereby or thereby without the consent of the Company, which consent shall not be unreasonably withheld or delayed.

          SECTION 7.10. Control of Other Party's Business. Nothing contained in this Agreement shall give A, directly or indirectly, the right to control or direct the Company's or B's operations prior to the Effective Time. Nothing contained in this Agreement shall give B, directly or indirectly, the right to control or direct the Company's or A's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Company or TW, directly or indirectly, the right to control or direct A's or B's operations prior to the Effective Time. Prior to the Effective Time, each of the Company, A and B shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

          SECTION 7.11. Directors' and Officers' Indemnification. (a) The Company agrees that all rights to exculpation and indemnification and advancement of expenses for acts or omissions occurring prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the ancillary agreements and the transactions contemplated hereby and thereby) now existing in favor of the current or former directors or officers (the "Indemnified Parties") of A or B or any of their subsidiaries as provided in its articles of incorporation or by-laws or in any agreement in effect as of the date hereof between A or B or any of their subsidiaries and any of the Indemnified Parties shall survive the

Mergers and shall continue in full force and effect in accordance with their terms for a period of six years following the Effective Time.

          (b) For a period of six years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability and fiduciary liability insurance maintained by A or B for the benefit of those persons who are covered by such policies at the Effective Time (or the Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to matters occurring prior to the Effective Time, to the extent that such liability insurance can be maintained at a cost to the Company not greater than 150 percent of the aggregate annual premium for the current directors' and officers' liability and fiduciary liability insurance for A and B, as the case may be, as set forth in the A Disclosure Schedule or the B Disclosure Schedule; provided that, if such insurance cannot be so maintained or obtained at such costs, the Company shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150 percent of the current annual premiums of A or B, as the case may be, for such insurance.

          SECTION 7.12. Conveyance Taxes. The Company, B and A shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

          SECTION 7.13. Listing Application. The Company and B shall promptly prepare and submit to each of the AMEX and the PSE, or such other national securities exchange as the Company, A and B shall determine, a listing application covering the shares of Company Common Stock issuable in connection with the Mergers and the shares of the Company Common Stock to be reserved for issuance upon the exercise of the stock options under and in accordance with the terms of the Company Stock Incentive Plan, and shall use their respective reasonable efforts to obtain, prior to the Effective Time, approval for the listing on such exchanges of such Company Common Stock, subject to official notice of issuance, it being understood that such listing application may take the form of a continuation or succession to B's listing application on the AMEX and the PSE. The parties shall have no obligations with respect to any listing of the Notes.

          SECTION 7.14. Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby or by the ancillary agreements, A and B and the members of the Board of Directors of each of A and B shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby or by the ancillary agreements.

          SECTION 7.15. Post-Effective Time Option Payments. Upon the termination of employment of any of the employees listed on Section 7.15 of the B Disclosure Schedule after

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

the Effective Time and prior to the 180th day after the Effective Time, the Company shall pay to such employee the Cash-Out Amount with respect to each outstanding and unexercised B Option held by such employee immediately prior to the Effective Time, which amount, in the aggregate, shall not exceed the amount set forth in Section 7.15 of the B Disclosure Schedule opposite such employee's name, provided further that no payment shall be made unless and until such employee executes an agreement containing (i) a general release and waiver of all claims such employee may have against the B Surviving Entity, the Company, and their respective affiliates and any successors thereto in respect of such employee's employment (or the termination thereof) with respect to B, the B Surviving Entity, the Company, and their respective affiliates and any successors thereto (but without prejudice to any severance payments to which such employee is entitled pursuant to any existing agreement with any such person), in a form prescribed by the Company, (ii) a three-year non-disclosure provision in a form prescribed by the Company and (iii) non-competition provisions substantially in the form of those attached hereto as Exhibit K.

          SECTION 7.16. Company Stock Incentive Plan. Effective as of the Effective Time, the Company shall adopt the Aloha Holdings, Inc. 2002 Company Stock Incentive Plan substantially in the form attached hereto as Exhibit L (the "Company Stock Incentive Plan"), pursuant to which the Company will be permitted to grant options to purchase, and restricted shares of, Company Common Stock ("Company Awards") to certain directors, key officers and employees of the Company. As of the Effective Time, the Company shall take such actions as are reasonably necessary to reserve the number of shares of Company Common Stock for issuance under such Company Stock Incentive Plan that is equal to 10% of the number of issued and outstanding shares of Company Common Stock on a fully diluted basis as of the Effective Time after giving effect to the Mergers.

          SECTION 7.17. Union Agreements. From and after the Effective Time, the B Surviving Entity shall be bound by and assume, and shall execute and deliver any and all necessary or reasonably requested documentation to confirm and evidence that it is so bound by and has so assumed, all obligations of A and B under their respective agreements with the Airline Pilots Association International, the Association of Flight Attendants, the Transport Workers Union and the International Association of Machinists and Aerospace Workers.

          SECTION 7.18. Non-Employee Director Compensation. As of the Effective Time, the members of the Board who are not employees of the Company or any of its subsidiaries (the "Non-Employee Directors") shall initially receive the following as compensation for their services on the Board: (a) an annual fee of $20,000, (b) an additional fee of $1,000 per meeting (not to exceed $4,000 per year), (c) with respect to the chairman of the Board or any committee or sub-committee thereof, an additional fee of $1,000 per meeting (not to exceed $4,000 per year) and (d) stock options under and in accordance with the terms of the Company Stock Incentive Plan, as determined by the Board or a committee thereof after the Effective Time. The compensation arrangements of the Non-Employee Directors may be established or amended by the Board or a committee thereof from time to time, in accordance with the Company's Certificate of Incorporation and Bylaws.

          SECTION 7.19. Director Flight Benefits. In addition, as of the Effective Time, each member of the Board, and each member of the Board of Directors of A or B as of the date

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

hereof, will be granted flight benefits ("Flight Benefits") on each airline operated by the Company or any of its affiliates or any successor or successors thereto (the "Company System"), which shall initially consist of (a) the highest priority space available flight passes for such member and his or her spouse,
(b) a Universal Air Travel Plan ("UATP") card (or, in the event of discontinuance of the UATP program, a similar charge card) permitting the purchase of air travel through direct billing to the Company or any successor or successors thereto in each member's name for charging on an annual basis up to the applicable limit (as determined by the Company from time to time) with respect to such year in value (valued identically to the calculation of imputed income resulting from such flight benefits described below) of flights
(in any fare class) on the Company System for such member and his or her spouse,
(c) a highest category frequent flyer card for the Company System in such member's name for use on the Company system and (d) a membership for such member and his or her spouse in the Company's airport lounge club. The specific terms and conditions of the Flight Benefits, including the policies and procedures thereof, shall be determined by the Company, in its discretion, from time to time, but in no event shall the Company limit the scope of the Flight Benefits described above.

                                  ARTICLE VIII

                           CONDITIONS TO THE MERGERS

          SECTION 8.01. Conditions to the Obligations of Each Party. The obligations of each party to consummate the Mergers and the other transactions contemplated hereby and by the ancillary agreements are subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) this Agreement shall have been approved and adopted by (i) the affirmative vote of the stockholders of each of B and A in accordance with the HBCA and B's and A's Articles of Incorporation, respectively, and otherwise in accordance with the applicable regulations of any applicable stock exchange or other regulatory body and (ii) in the case of the B Stockholders' Meeting, the affirmative vote of holders of at least a majority of "Qualified Shares", as such term is used in Section 414-264 of the HBCA;

          (b) the waiting period (and any extension thereof), if any, applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated;

          (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or Order which is then in effect and has the effect of prohibiting consummation of the Mergers and no Governmental Authority shall have instituted any judicial or administrative proceeding which continues to be pending seeking any such result;

          (d) the Registration Statement shall have been declared effective under the Securities Act and the indenture pursuant to which the Notes are to be issued shall have been qualified under the Trust Indenture Act, and no stop order suspending the effectiveness of the Registration Statement or such qualification shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

          (e) the shares of Company Common Stock issuable in the Mergers pursuant to Article II and such other shares to be reserved for issuance in connection with the Mergers shall have been authorized for listing on the AMEX and PSE, or such other national securities exchange as the Company, B and A shall determine, subject only to official notice of issuance;

          (f) the Company, A, B, Newco A Sub and Newco B Sub shall have received all certifications and approvals from Governmental Authorities necessary to permit the Company and its subsidiaries to continue to conduct the business of B and A after the Effective Time except to the extent the failure to receive such certification and approval would not have a material adverse effect on the combined business that would have otherwise resulted from the consummation of the Mergers;

          (g) all authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, or notifications to, any Governmental Authority required by Law in connection with the execution, delivery and performance of this Agreement and the ancillary agreements, shall have been obtained, filed, expired or given, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the combined business that would have otherwise resulted from the consummation of the Mergers;

          (h) all consents, approvals and waivers from non-Governmental Authority third parties shall have been obtained except to the extent the failure to receive such consents, approvals and waivers would not have a material adverse effect on the combined business that would have otherwise resulted from the consummation of the Mergers;

          (i) each of the parties to the Stockholders Agreement and the Registration Rights Agreement shall have executed and delivered such agreements in the forms attached hereto as Exhibit A and Exhibit B, respectively;

          (j) the closing conditions for the benefit of B set forth in the Stock Purchase Agreements referred to in Sections 2.01(a)(ii) and 2.01(a)(iii) hereof shall have been satisfied or waived by B with the consent of A and TW;

          (k) the closings under the Stock Purchase Agreements referred to in Sections 2.01(a)(ii) and 2.01(a)(iii) hereof shall have occurred;

          (l) each of the conditions to closing for the benefit of the Company set forth in the C Merger Agreement shall have been satisfied or waived by the Company with the consent of A and B;

          (m) the C Merger shall have been consummated in accordance with the C Merger Agreement; and

          (n) each of the amendments to the employment agreements of A's current Chief Executive Officer and A's current Chief Financial Officer dated as of the date hereof shall have become effective or all conditions precedent to such effectiveness shall have been satisfied or waived.

          SECTION 8.02. Conditions to the Obligations of B. The obligations of B to consummate the Mergers and the other transactions contemplated hereby and by the ancillary agreements are subject to the satisfaction of the following further conditions:

          (a) each of the representations and warranties of A contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time, as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date) and B shall have received a certificate of the Chairman, President or Chief Financial Officer of A to such effect;

          (b) each of the representations and warranties of TW and the Company contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time, as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and B shall have received a certificate of the Chairman, President or Chief Executive Officer of the Company to such effect;

          (c) A shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and B shall have received a certificate of the Chairman, President or Chief Financial Officer of A to that effect;

          (d) each of TW and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and B shall have received a certificate of the Chairman, President or Chief Executive Officer of the Company to such effect;

          (e) (i) B shall have received a written opinion from Paul, Weiss, Rifkind, Wharton & Garrison to the effect that each of the A Merger and the B Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that no gain or loss will be recognized by any of the Company, A or B as a result of such Mergers, and that no gain or loss will be recognized by any of C GP, C Inc. or the Company as a result of the C Merger; and (ii) if the Drop-Down is to be effected, B shall have received a written opinion from Paul, Weiss, Rifkind, Wharton & Garrison to the effect that the Drop-Down will be treated for federal income tax purposes as a tax-free transfer of property within the meaning of Section 351 of the Code in which no gain or loss is recognized by either the Company or Newco B Corporation by reason of the transfer; which opinions may rely upon such certificates of the Company, B and A as are customary for such opinions, including certificates substantially in the forms of Exhibit F, Exhibit G and Exhibit H; and

          (f) as of the Effective Time, the Company and its subsidiaries (which shall include A and B) shall have at least $80 million in cash and cash equivalents (including, without limitation, all such amounts to be drawn down on the Closing Date under committed lines of credit, but excluding, in all cases, the proceeds of borrowings guaranteed by the U.S. federal government, expenses of the transactions contemplated hereby that are payable at or after the Closing and all other amounts of such cash that must be paid as a result of the Closing), provided that at least $50 million of such amount constitutes "unrestricted cash." As used in this Agreement, "unrestricted cash" means all cash and cash equivalents, other than cash withheld as a reserve against credit card advances.

          SECTION 8.03. Conditions to the Obligations of A. The obligations of A to consummate the Mergers and the other transactions contemplated hereby and by the ancillary agreements are subject to the satisfaction of the following further conditions:

          (a) each of the representations and warranties of B contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and A shall have received a certificate of the Chairman, President or Chief Financial Officer of B to such effect;

          (b) each of the representations and warranties of TW and the Company contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time, as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and A shall have received a certificate of the Chairman, President or Chief Executive Officer of the Company to such effect;

          (c) B shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and A shall have received a certificate of the Chairman, President or Chief Financial Officer of B to that effect;

          (d) each of TW and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and A shall have received a certificate of the Chairman, President or Chief Executive Officer of the Company to such effect;

          (e) (i) A shall have received a written opinion from Shearman & Sterling to the effect that each of the A Merger and the B Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that no gain or loss will be recognized by any of the Company, A or B as a result of such Mergers, and that no gain or loss will be recognized by any of C GP, C Inc. or the Company as a result of the C Merger; and (ii) if the Drop-Down is to be effected, A shall have received a written opinion from Shearman & Sterling to the effect that the Drop-Down will be treated for federal income tax purposes as a tax-free transfer of property within the meaning of Section 351 of the Code in which no gain or loss is recognized by either the Company or Newco B Corporation by reason of the transfer; which opinions may rely upon such certificates of the Company, B and A as are customary for such opinions, including certificates substantially in the forms of Exhibit F, Exhibit G and Exhibit H;

          (f) the personal guarantees issued by each A Principal Holder in respect of indebtedness of A to First Hawaiian Bank shall have been released subject only to the condition that the Mergers shall have been consummated; and

          (g) as of the Effective Time, the Company and its subsidiaries (which shall include A and B) shall have at least $80 million in cash and cash equivalents (including, without limitation, all such amounts to be drawn down on the Closing Date under committed lines of credit, but excluding, in all cases, the proceeds of borrowings guaranteed by the U.S. federal government, expenses of the transactions contemplated hereby that are payable at or after the Closing and all other amounts of such cash that must be paid as a result of the Closing), provided that at least $50 million of such amount constitutes "unrestricted cash."

          SECTION 8.04. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Mergers and the other transactions contemplated hereby and by the ancillary agreements are subject to the satisfaction of the following further conditions:

          (a) each of the representations and warranties of A contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of A to such effect;

          (b) each of the representations and warranties of B contained in this Agreement or the ancillary agreements that is qualified as to materiality shall be true and correct, and each that is not so qualified shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time (or, in the case of those representations and warranties which address matters only as of a particular date, as of such date), and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of B to such effect;

          (c) A shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of A to that effect;

          (d) B shall have performed or complied in all material respects with all agreements and covenants required by this Agreement or the ancillary agreements to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of B to that effect;

          (e) (i) the Company shall have received a written opinion from each of Paul, Weiss, Rifkind, Wharton & Garrison and Shearman & Sterling, each to the effect that each of the A Merger and the B Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by any of C GP, C Inc. or the Company as a result of the C Merger; and (ii) if the Drop-Down is to be effected, the Company shall have received a written opinion from each of Paul, Weiss, Rifkind, Wharton & Garrison and Shearman & Sterling to the effect that the Drop-Down will be treated for federal income tax purposes as a tax-free transfer of property within the meaning of Section 351 of the Code; which opinions may rely upon such certificates of the Company, B and A as are customary for such opinions, including certificates substantially in the forms of Exhibit F, Exhibit G and Exhibit H; and

          (f) As of the Effective Time, the Company and its subsidiaries (which shall include A and B) shall have access to, or there shall be a high likelihood that the Company and such subsidiaries shall have access to, at least $75 million of "liquidity" (as such term is used in the first sentence of Instruction 5 to Paragraph 303(a) of Regulation S-K) that none of A, its subsidiaries, B and its subsidiaries had access to on the date of this Agreement. For the avoidance of doubt, sources of "liquidity" shall include financings (whether they are debt or equity financings) and governmental and other loan guarantees for the benefit of the Company or any of its subsidiaries.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 9.01. Termination. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time and, except in the case of
Section 9.01(j) or (k), notwithstanding that any requisite approval and adoption of this Agreement and the transactions contemplated hereby has been obtained prior to such termination, as follows:

          (a) by mutual written consent duly authorized by the Boards of Directors of each of the Company, B and A;

          (b) by the Company, B or A, by written notice to the other parties, if either (i) the Effective Time shall not have occurred on or before the 120th day after the date hereof; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any Order permanently enjoining, restraining or otherwise prohibiting the consummation of either the A Merger or the B Merger shall have become final and nonappealable;

          (c) by the Company, A or B, by written notice to the other parties, if this Agreement shall fail to receive the requisite vote for approval at the B Stockholders' Meeting as described in Section 8.01(a); provided, however, that B may not terminate this Agreement pursuant to this Section 9.01(c) if B has not complied with its obligations under Section 7.01, Section 7.02 or Section 7.04 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the requisite stockholder approval to be obtained at the B Stockholders' Meeting;

          (d) by the Company, A or B, by written notice to the other party, if this Agreement shall fail to receive the requisite vote for approval at the A Stockholders' Meeting as described in Section 8.01(a); provided, however, that A may not terminate this Agreement pursuant to this Section 9.01(d) if A has not complied with its obligations under Section 7.01, Section 7.02 or Section 7.04 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the A Stockholders' Meeting;

          (e) by B or the Company, by written notice to the other and to A, if there has been a breach of any representation, warranty, covenant or agreement on the part of A set forth in this Agreement, or if any representation or warranty of A shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) or Section 8.02(c) (in the case of a termination by B under this Section 9.01(e)) or Section 8.04(a) or Section 8.04(c) (in the case of a termination by the Company under this Section 9.01(e)) would not be satisfied ("Terminating A Breach"); provided, however, that, if such Terminating A Breach is curable by A within 30 days through the exercise of its best efforts and for so long as A continues to exercise such best efforts, B and the Company may not terminate this Agreement under this Section 9.01(e) during such 30-day period (it being understood that (i) any breach of Section 7.02 or Section 7.04 shall be considered material for purposes of the cross-references to Article VIII in this Section 9.01(e) and (ii) the 30-day cure period shall not be available in the event of any such breach);

          (f) by A or the Company, by written notice to the other and to B, if there has been a breach of any representation, warranty, covenant or agreement on the part of B set forth in this Agreement, or if any representation or warranty of B shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) or Section 8.03(c) (in the case of a termination by A under this Section 9.01(f)) or Section 8.04(b) or Section 8.04(d) (in the case of a termination by the Company under this Section 9.01(f)) would not be satisfied (a "Terminating B Breach"); provided, however, that, if such Terminating B Breach is curable by B within 30 days through the exercise of its best efforts and for so long as B continues to exercise such best efforts, A and the Company may not terminate this Agreement under this Section 9.01(f) during such 30-day period (it being understood that (i) any breach of Section 7.02 or Section 7.04 shall be considered material for purposes of the cross-references to Article VIII in this Section 9.01(f) and (ii) the 30-day cure period shall not be available in the event of any such breach);

          (g) by B or A, by written notice to the other and to TW and the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of TW or the Company set forth in this Agreement, or if any representation or warranty of TW or the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(b) or Section 8.02(d) (in the case of a termination by B under this Section 9.01(g)) or
Section 8.03(b) or Section 8.03(d) (in the case of a termination by A under this Section 9.01(g)) would not be satisfied ("Terminating TW/Company Breach"); provided, however, that, if such Terminating TW/Company Breach is curable by TW or the Company within 30 days through the exercise of their respective best efforts and for so long as TW or the Company (as applicable)

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

continues to exercise such best efforts, B and A may not terminate this Agreement under this Section 9.01(g) during such 30-day period;

          (h) by B or the Company, by written notice to the other and to A, if (without regard to whether or not a breach of this Agreement has occurred) (i) the Board of Directors of A shall not have recommended, or shall have resolved not to recommend, or shall have adversely qualified, adversely modified or withdrawn its recommendation to the stockholders of A to approve this Agreement and the A Merger or its declaration that this Agreement or the A Merger is advisable and fair to and in the best interest of A and its stockholders, or shall have resolved to do any of the foregoing (even if permitted by Section 7.02), (ii) the Board of Directors of A shall have recommended to the stockholders of A any Takeover Proposal involving A or shall have resolved to do so or (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of A is commenced, and the Board of Directors of A fails, within 10 business days of such commencement, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

          (i) by A or the Company, by written notice to the other and to B, if (without regard to whether or not a breach of this Agreement has occurred) (i) the Board of Directors of B shall not have recommended, or shall have resolved not to recommend, or shall have adversely qualified, adversely modified or withdrawn its recommendation to the stockholders of B to approve this Agreement and the B Merger or its declaration that this Agreement or the B Merger is advisable and fair to and in the best interest of B and its stockholders, or shall have resolved to do any of the foregoing (even if permitted by Section 7.02), (ii) the Board of Directors of B shall have recommended to the stockholders of B any Takeover Proposal involving B or shall have resolved to do so or (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of B is commenced, and the Board of Directors of B fails, within 10 business days of such commencement, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

          (j) by B, by written notice to A and the Company and by payment in full of the fee in accordance with Section 9.05(b) (it being understood that this termination shall not be effective unless and until such fee has been paid in accordance with Section 9.05(b)) at any time before the satisfaction of the condition in Section 8.01(a) to the extent it pertains to the approval of the stockholders of B if the Board of Directors of B and (if appropriate) the Special Committee shall have elected to terminate this Agreement in order to adopt, enter into and recommend a binding agreement that constitutes a Superior Proposal, provided that (i) B has complied with all the terms of Sections 7.02 and 7.04 and notified the Company and A in writing that it intends to terminate this Agreement so that it may undertake such actions, attaching the most current version of such agreement to such notice, and (ii) at least three business days following such written notification by B to the Company and A of B's intention, after taking into account any modifications to the transactions contemplated by this Agreement that the Company and A have then proposed in writing and not withdrawn, the Board of Directors of B and (if appropriate) the Special Committee have determined that such agreement is and continues to be a Superior Proposal.

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
          The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          SECTION 9.02. Effect of Termination. Except as provided in Section 10.01, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no further liability under this Agreement on the part of TW, the Company, A or B or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, subject to the Confidentiality Agreement and Section 7.03(b), the remedies of the parties referred to in Section 9.05 and the terms of the Expense Payment Agreement, but such termination shall be without prejudice to claims arising from willful breaches of this Agreement or any of the ancillary agreements before termination.

          SECTION 9.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the A stockholders and the B stockholders, no amendment may be made which by law requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 9.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed only by the party or parties to be bound thereby.

          SECTION 9.05. Expenses. (a) Except as provided in this Section 9.05 and the Expense Payment Agreement dated as of November, 2001 among A, B and TW (the "Expense Payment Agreement"), whether or not the Mergers and the other transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses; provided that all printing and mailing expenses and all filing fees payable to Governmental Authorities (including, without limitation, filing fees of any party to this Agreement, the C Merger Agreement or the Voting Agreements under the Securities Act, the Exchange Act and the HSR Act) and all fees and expenses relating to the Registration Statement and the Joint Proxy Statement/Prospectus shall be shared equally and exclusively by A and B. Each of the parties to the Expense Payment Agreement that is a party to this Agreement agrees to apprise the other parties thereto promptly of any expenses incurred by such party that are reimbursable under the Expense Payment Agreement and to cause such party's advisors, whose fees and expenses are covered by such agreement, to submit promptly invoices to such party for fees and expenses.

          (b) Notwithstanding any provision in this Agreement to the contrary, if (i) (A) this Agreement is terminated by B pursuant to Section 9.01(b)(i), or by the Company or A

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

pursuant to Section 9.01(f) and (B) a Takeover Proposal (or the intent to make a Takeover Proposal), whether or not conditional, was publicly announced or made to B or its Board of Directors or the Special Committee either publicly or privately or to its stockholders generally at any time from and after the date hereof and on or before the date of the event that gave rise to such termination, (ii) this Agreement is terminated by B pursuant to Section 9.01(j) or (iii) this Agreement is terminated by the Company or A pursuant to Section 9.01(i), then, in each case, B shall pay in cash (y) to A or its designee a fee equal to the greater of (1) $2,000,000 and (2) the lesser of (I) $3,000,000 and
(II) the sum of 50% of the amount for which A is responsible under the Expense Payment Agreement and 50% of the out-of-pocket costs incurred by A for legal fees and expenses (other than those incurred pursuant to the Expense Payment Agreement) in connection with this Agreement and the ancillary agreements and the transactions contemplated hereby or thereby and (z) to the Company or its designee $4,000,000 less such amount paid to A or its designee less any Advanced Amounts, such payments to the Company and A to be made on the same date as such termination.

          (c) Notwithstanding any provision in this Agreement to the contrary, if (i) (A) this Agreement is terminated by A pursuant to Section 9.01(b)(i), or by the Company or B pursuant to Section 9.01(e) and (B) a Takeover Proposal (or the intent to make a Takeover Proposal), whether or not conditional, was publicly announced or made to A or its Board of Directors either publicly or privately or to its stockholders generally at any time from and after the date hereof and on or before the date of the event that gave rise to such termination or (ii) this Agreement is terminated by the Company or B pursuant to Section 9.01(h), then, in each case, A shall pay in cash (y) to B or its designee a fee equal to the greater of (1) $2,000,000 and (2) the lesser of (I) $3,000,000 and
(II) the sum of 50% of the amount for which B is responsible under the Expense Payment Agreement and 50% of the out-of-pocket costs incurred by B for legal fees and expenses (other than those incurred pursuant to the Expense Payment Agreement) in connection with this Agreement and the ancillary agreements and the transactions contemplated hereby or thereby and (z) to the Company or its designee $4,000,000 less such amount paid to B or its designee less any Advanced Amounts, such payment to be made on the same date as such termination.

          (d) Each of A and B will pay to TW a fee of $100,000 per month (or the pro rated portion thereof) during the period beginning on the date hereof and ending on the Closing Date. Such fee shall be payable on the first day of each calendar month for which it is due, except that the fee for the first calendar month (or portion thereof) shall be due on the date hereof. The aggregate amount of all such fees paid in cash under this Section 9.05(d) is referred to herein as the "Advanced Amounts."

          (e) All payments under this Section 9.05 shall be made by wire transfer of immediately available U.S. dollar funds to an account designated by the party or parties to whom such payments are to be made.

          (f) The parties acknowledge that that the agreements contained in
Section 9.05(b), Section 9.05(c), Section 9.05(d) and Section 9.05(e) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of them would have entered into this Agreement; accordingly, if any party fails to pay any amount when due pursuant Section 9.05(b), Section 9.05(c), Section 9.05(d) or Section 9.05(e) and, in order to

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

obtain such payment, any party entitled to receive any such payment brings a suit or action which results in a judgment against the party that has so failed to pay, then such party shall pay the party bringing any such suit or action its costs and expenses (including attorneys' fees) in connection with such suit or action.

                                   ARTICLE X

                               GENERAL PROVISIONS

          SECTION 10.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements that by their terms contemplate performance at or after the Effective Time shall survive the Effective Time and those set forth in Section 7.03(b), Section 9.02 and Section 9.05 and this
Article X shall survive termination.

          SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon delivery) by delivery, by facsimile transmission and by courier service (with proof of service), hand delivery or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

          if to A:

               Aloha Airgroup, Inc.
               Two Waterfront Plaza, Suite 500
               500 Ala Moana
               Honolulu, HI 996813
               Telecopier No.: (808) 539-5955
               Attention: President and Chief Executive Officer

          with copies to:

               Shearman & Sterling
               Commerce Court West
               199 Bay Street, Suite 4405
               Toronto, Ontario M5L 1E8
               Canada
               Telecopier No.: (416) 360-2958
               Attention: Brice T. Voran, Esq.

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

          and to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006
               Telecopier No.: (212) 225-3999
               Attention: Michael Ryan, Esq. and Ethan Klingsberg, Esq.

          if to B:

               Hawaiian Airlines, Inc.
               3375 Koapaka Street, Suite G-350
               Honolulu, HI 96819-1869
               Telecopier No.: (808) 835-3690 Attention: General Counsel

          with copies to:

               Goodsill Anderson Quinn & Stifel
               1099 Alakea Street, Suite 1800
               Honolulu, HI 96813
               Telecopier No.: (808) 547-5880
               Attn: David Reber, Esq.

          and to:

               Gibson Dunn & Crutcher LLP
               1530 Page Mill Road
               Palo Alto, CA 94304
               Telecopier No.: (650) 849-5333
               Attention: Lawrence Calof, Esq.

          and to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Telecopier No.: (212) 373-2085
               Attention: Judith R. Thoyer, Esq.

          and to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006
               Telecopier No.: (212) 225-3999
               Attention: Michael Ryan, Esq. and Ethan Klingsberg, Esq.

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


          if to the Company:

               TurnWorks Acquisition III, Inc.
               1330 Lake Robbins Dr.
               Suite 205
               The Woodlands, TX 77380
               Telecopier No.: (281) 363-2097
               Attention: President

          with a copy to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006
               Telecopier No.: (212) 225-3999
               Attention: Michael Ryan, Esq. and Ethan Klingsberg, Esq.

          if to TW:

               TurnWorks, Inc.
               1330 Lake Robbins Dr.
               Suite 205
               The Woodlands, TX 77380
               Telecopier No.: (281) 363-2097
               Attention: President

          with a copy to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006
               Telecopier No.: (212) 225-3999
               Attention: Michael Ryan, Esq. and Ethan Klingsberg, Esq.

          SECTION 10.03. Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

          (b) "ancillary agreements" means the C Merger Agreement, the Voting Agreements, the Stockholders Agreement, the Registration Rights Agreement, the Management Agreements, the CEO Employment Agreement, the Advisory Agreements and the Stock Purchase Agreements referred to in Sections 2.01(a)(ii) and 2.01(a)(iii);

          (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any

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

payment is due, any day on which banks are not required or authorized to close in the City of New York;

          (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of (x) in the case of A or any subsidiary of A, the persons listed in Section 10.03 of the A Disclosure Schedule, (y) in the case of B or any subsidiary of B, the persons identified in Section 10.03 of the B Disclosure Schedule and (z) in the case of the Company or TW, its President;

          (f) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

          (g) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

          SECTION 10.04. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that TW may, upon prior written notice to the parties, transfer its rights and/or obligations, in whole or in part, to one or more affiliates or immediate relatives of any such affiliate or one or more affiliates of or trusts for the benefit of any such affiliates or immediate relatives (it being understood that no such transfer shall relieve TW of its obligations hereunder). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for
Section 7.11, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Section 7.11 may be enforced by the beneficiaries thereof.

          SECTION 10.05. Incorporation of Exhibits. The B Disclosure Schedule, the A Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          SECTION 10.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in

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


accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 10.07. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State except, to the extent that provisions of the HBCA are mandatorily applicable. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court located in the city of Wilmington if any dispute arises under this Agreement, the ancillary agreements or any transaction contemplated hereby or thereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit or proceeding relating to this Agreement, the ancillary agreements or any transaction contemplated hereby or thereby in any court other than any such court, (iv) waives any right to trial by jury with respect to any action, suit or proceeding related to or arising out of this Agreement, the ancillary agreements or any transaction contemplated hereby or thereby, (v) waives any objection to the laying of venue of any action, suit or proceeding arising out this Agreement, the ancillary agreements or any transaction contemplated hereby or thereby in any such court, (vi) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (vii) agrees that a final judgment in any such action, suit or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

          SECTION 10.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 10.10. Entire Agreement. This Agreement (including the Exhibits, the B Disclosure Schedule and the A Disclosure Schedule), the ancillary agreements, the Expense Payment Agreement and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          SECTION 10.11. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

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

          IN WITNESS WHEREOF, A, B, the Company and TW have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                ALOHA AIRGROUP, INC.

                                By _____________________________
                                   Name:  Glenn R. Zander
                                   Title: President and CEO

                                By _____________________________
                                   Name:  Brenda F. Cutwright
                                   Title: Executive Vice President,
                                          Finance and CFO

                                HAWAIIAN AIRLINES, INC.

                                By _____________________________
                                   Name:  Paul J. Casey
                                   Title: Vice Chairman and Chief
                                          Executive Officer

                                By _____________________________
                                   Name:  Christine R. Deister
                                   Title: Executive Vice President and
                                          Chief Financial Officer

                                TURNWORKS ACQUISITION III, INC.

                                By _____________________________
                                   Name:  Gregory D. Brenneman
                                   Title: President

                                TURNWORKS, INC.

                                By _____________________________
                                   Name:  Gregory D. Brenneman
                                   Title: President

                                       75